EXHIBIT 10.50










                           ASSET PURCHASE AGREEMENT

                        DATED AS OF DECEMBER 29, 1997

                                 BY AND AMONG

                             NL INDUSTRIES, INC.,

                   RHEOX, INC., RHEOX INTERNATIONAL, INC.,

                         HARRISONS AND CROSFIELD PLC,

                   HARRISONS AND CROSFIELD (AMERICA) INC.,

                                     AND

                        ELEMENTIS ACQUISITION 98, INC.

                               TABLE OF CONTENTS

                                                                          Page

                        ARTICLE I.  PURCHASE OF ASSETS.....................  2
                                    ------------------
       1.1.   Purchase and Sale of Assets..................................  2
              ---------------------------
              1.1.1.  Accounts Receivable..................................  2
                      -------------------
              1.1.2.  Contract Rights......................................  2
                      ---------------
              1.1.3.  Inventories and Stores and Supplies..................  2
                      -----------------------------------
              1.1.4.  Tangible Personal Property...........................  3
                      --------------------------
              1.1.5.  Manufacturers' and Vendors' Warranties...............  3
                      --------------------------------------
              1.1.6.  Intellectual Property................................  3
                      ---------------------
              1.1.7.  Real Property........................................  4
                      -------------
              1.1.8.  Governmental Licenses, Permits, and Approvals........  4
                      ---------------------------------------------
              1.1.9.  Books and Records....................................  4
                      -----------------
              1.1.10.  Prepaid Items.......................................  4
                       -------------
              1.1.11.  Acquired Subsidiaries and Enenco....................  4
                       --------------------------------
              1.1.12.  Marketing and Other Materials.......................  5
                       -----------------------------
              1.1.13.  Rights Against Third Parties........................  5
                       ----------------------------
              1.1.14.  Going Concern Value.................................  5
                       -------------------
              1.1.15.  Tax Refunds.........................................  5
                       -----------
              1.1.16.  Cash and Cash Equivalents...........................  5
                       -------------------------
              1.1.17.  Miscellaneous Assets................................  5
                       --------------------
       1.2.   Excluded Assets..............................................  5
              ---------------
              1.2.1.Ordinary Course of Business Dispositions...............  6
                    ----------------------------------------
              1.2.2.Contracts Terminated in the Ordinary Course of Business  6
                    -------------------------------------------------------
              1.2.3.Corporate Documents....................................  6
                    -------------------
              1.2.4.Employee Benefit Plans.................................  6
                    ----------------------
              1.2.5.[Intentionally omitted]................................  6
                    -----------------------
              1.2.6.Insurance..............................................  6
                    ---------
              1.2.7.Tax Refunds............................................  6
                    -----------
              1.2.8.Intercompany Agreements................................  7
                    -----------------------
              1.2.9.Rights under this Agreement............................  7
                    ---------------------------
              1.2.10. Other Excluded Assets................................  7
                      ---------------------
       1.3.   Nonassignable Contracts and Permits..........................  7
              -----------------------------------
              1.3.1.Nonassignability.......................................  7
                    ----------------
              1.3.2.Seller to Use Commercially Reasonable Efforts..........  7
                    ---------------------------------------------
              1.3.3.If Waivers or Consents Cannot Be Obtained..............  8
                    -----------------------------------------

                    ARTICLE II.  ASSUMPTION OF LIABILITIES.................  8
                                 -------------------------
       2.1.   Assumed Liabilities..........................................  8
              -------------------
       2.2.   Retained Liabilities.........................................  9
              --------------------

                         ARTICLE III.  PURCHASE PRICE...................... 11
                                       --------------
       3.1.   Unadjusted Purchase Price.................................... 11
              -------------------------
       3.2.   Adjustments to the Purchase Price............................ 11
              ---------------------------------
       3.3.   Allocation of Purchase Price................................. 13
              ----------------------------

                           ARTICLE IV.  THE CLOSING........................ 14
                                        -----------
       4.1.   Date of Closing.............................................. 14
              ---------------

                  ARTICLE V.  REPRESENTATIONS AND WARRANTIES............... 14
                              ------------------------------
       5.1.   Representations and Warranties of Seller..................... 14
              ----------------------------------------
              5.1.1.Organization and Good Standing......................... 15
              5.1.2.A  Acquired Subsidiaries and Enenco.................... 15
       5.1.2.B  Capital Stock.............................................. 15
              5.1.3.Authorization and Effect of Agreement.................. 16
              5.1.4.No Restrictions Against Sale of the Purchased Assets;
                    Required Consents...................................... 17
              5.1.5.No Third Party Options................................. 17
              5.1.6.A  Seller Financial Statements......................... 17
       5.1.6.BEnenco Financial Statements.................................. 18
              5.1.7.Accounts Receivable.................................... 18
              5.1.8.Inventory.............................................. 19
       5.1.9. Absence of Undisclosed Liabilities........................... 19
       5.1.10.Contracts and Commitments.................................... 19
              5.1.11.Title to Assets....................................... 21
              5.1.12.Intellectual Property................................. 22
              5.1.13.Sufficiency and Condition of Assets................... 23
       5.1.14.Real Property................................................ 23
              5.1.15.Insurance............................................. 26
              5.1.16.Conduct of the Business Since the Interim
                     Balance Sheet Date ................................... 26
              5.1.17.Customers and Suppliers............................... 27
              5.1.19.Employee Benefit Plans................................ 29
              5.1.20.Litigation; Decrees................................... 29
              5.1.21.Compliance With Law; Permits.......................... 30
              5.1.22.Environmental Matters................................. 30
              5.1.23.Taxes................................................. 33
              5.1.24.Certain Business Practices and Regulations............ 35
              5.1.25.Warranties and Returns................................ 35

              5.1.26.No Implied Warranties................................. 36
              5.1.27.Parent's or Seller's Knowledge........................ 36
       5.2.   Representations and Warranties of H&C, H&C America
               and Purchaser .............................................. 36
              ----------------------------------------------------------------
              5.2.1.Corporate Organization................................. 36
                    ----------------------
              5.2.2.Authorization and Effect of Agreement.................. 36
                    -------------------------------------
              5.2.3.No Restrictions Against Purchase of the Assets......... 37
                    ----------------------------------------------

                      ARTICLE VI.  PRE-CLOSING COVENANTS................... 37
                                   ---------------------
       6.1.   Access to Information........................................ 37
              ---------------------
       6.2.   Conduct of Business.......................................... 38
              -------------------
       6.3.   Notification................................................. 40
              ------------
       6.4.   Governmental Filings......................................... 40
              --------------------
       6.5.   Third Party Consents......................................... 41
              --------------------
       6.6.   Compliance with Industrial Site Recovery Act................. 41
              --------------------------------------------
       6.7.   Confidentiality.............................................. 41
              ---------------
       6.8.   No Solicitation.............................................. 42
              ---------------
       6.9.   Publicity.................................................... 42
              ---------
       6.10.  Satisfaction of Conditions................................... 42
              --------------------------
       6.11.  Repayment of Indebtedness; Release of Liens.................. 43
              -------------------------------------------
       6.12.  Formation and Capitalization of RIMC......................... 43
              ------------------------------------
       6.13.  Termination of Intercompany Agreements....................... 44
              --------------------------------------
       6.14.  Cancellation of Intercompany Notes........................... 44
              ----------------------------------

                      ARTICLE VII.  CONDITIONS TO CLOSING.................. 44
                                    ---------------------
       7.1.   Conditions Precedent to Obligations of Purchaser............. 44
              ------------------------------------------------
              7.1.1.Representations, Warranties and Covenants.............. 44
              7.1.2.Closing Documents...................................... 45
              7.1.3.Governmental Consents or Approvals..................... 45
              7.1.4.HSR Act................................................ 45
              7.1.5.No Adverse Proceedings................................. 45
              7.1.6.Third Party Consents................................... 45
              7.1.7.Material Adverse Effect................................ 45
              7.1.8.ISRA Compliance........................................ 46
              7.1.9.Transitional Services Agreements....................... 46
              7.1.10.[Intentionally omitted]................................ 46
              7.1.11.Purchaser's Shareholders Approval...................... 46
              7.1.12.Opinion of New Jersey Counsel.......................... 46
              7.1.13.Tax Deeds.............................................. 46
              7.1.14.NL Software License.................................... 46
       7.2.   Conditions Precedent to Obligations of Seller and Parent..... 46
              --------------------------------------------------------
              7.2.1.No Material Misrepresentation or Breach................ 46
                    ---------------------------------------

              7.2.2.Closing Documents...................................... 47
              7.2.3.Governmental Consents or Approvals..................... 47
              7.2.4.HSR Act................................................ 47
              7.2.5.No Adverse Proceedings................................. 47
              7.2.6.Transitional Services Agreements....................... 47
              7.2.7.Tax Deeds.............................................. 47
              7.2.8.NL Software License.................................... 47

            ARTICLE VIII.  DOCUMENTS TO BE DELIVERED AT THE CLOSING........ 48
       8.1.   Documents to be Delivered by Parent and Seller............... 48
              8.1.1.Transfer Documents..................................... 48
              8.1.2.Certified Resolutions.................................. 48
              8.1.3.Officer's Certificate.................................. 48
              8.1.4.Good Standing Certificates............................. 48
              8.1.5.Other Documents........................................ 48
       8.2.   Documents to be Delivered by Purchaser....................... 48
              --------------------------------------
              8.2.1.Purchase Price......................................... 48
                    --------------
              8.2.2.Assumption Agreement................................... 49
                    --------------------
              8.2.3.Certified Resolutions.................................. 49
                    ---------------------
              8.2.4.Officer's Certificate.................................. 49
                    ---------------------
              8.2.5.Good Standing Certificates............................. 49
                    --------------------------
              8.2.6.Other Documents........................................ 49
                    ---------------

                      ARTICLE IX.  POST-CLOSING COVENANTS.................. 49
                                   ----------------------
       9.1.   Employee Benefits Plans and Practices........................ 49
              -------------------------------------
       9.2.   Maintenance of Books and Records............................. 53
              --------------------------------
       9.3.   Payments Received............................................ 53
              -----------------
       9.4.   Use of Name.................................................. 54
              -----------
       9.5.   UCC Matters.................................................. 54
              -----------
       9.6.   Covenant Not to Compete...................................... 54
              -----------------------
       9.7.   Post-Closing Confidentiality................................. 55
              ----------------------------
       9.8.   Post-Closing Notifications................................... 56
              --------------------------
       9.9.   Transfer Taxes............................................... 56
              --------------
       9.10.  Insurance.................................................... 57
              ---------
       9.11.  Restrictions on Hiring of Seller's Employees................. 57
              --------------------------------------------
       9.12.  Certain Tax Matters.......................................... 57
              -------------------
       9.13.  German Tax Deed.............................................. 58
              ---------------

                   ARTICLE X.  SURVIVAL AND INDEMNIFICATION................ 58
                               ----------------------------
       10.1.  Survival of Representations, Warranties, and Covenants....... 58
              ------------------------------------------------------
       10.2.  Limitations on Liability..................................... 59
              ------------------------

       10.3.  Indemnification.............................................. 61
              ---------------
       10.4.  Defense of Claims............................................ 63
              -----------------
       10.5.  Conduct of Remedial Actions.................................. 64
              ---------------------------
       10.6.  Adjustment to Purchase Price................................. 66
              ----------------------------

                           ARTICLE XI.  TERMINATION........................ 66
                                        -----------
       11.1.  Termination.................................................. 66
              -----------
       11.2.  Effect of Termination........................................ 67
              ---------------------

                    ARTICLE XII.  MISCELLANEOUS PROVISIONS................. 67
       12.1.  Specific Performance......................................... 67
       12.2.  Notices...................................................... 67
       12.3.  Expenses..................................................... 69
       12.4.  Successors and Assigns....................................... 69
       12.5.  Waiver....................................................... 70
       12.6.  Entire Agreement............................................. 70
       12.7.  Amendments and Supplements................................... 70
       12.8.  Rights of the Parties........................................ 70
       12.9.  Brokers...................................................... 71
       12.10. Further Assurances........................................... 71
       12.11. Governing Law................................................ 71
       12.12. Severability................................................. 71
       12.13. Execution in Counterparts.................................... 71
       12.14. Titles and Headings.......................................... 71
       12.15. Passage of Title and Risk of Loss............................ 71
       12.16. Certain Interpretive Matters and Definitions................. 72

Exhibits

Exhibit A   List of Subsidiaries
Exhibit B   Terms of Transitional Services Agreement(s)
Exhibit C   Terms of NL Software License
Exhibit D   Form of Opinion of Seller's Counsel
Exhibit E-1 Form of U.K. Tax Deed
Exhibit E-2 Form of German Tax Deed
Exhibit F   U.K. Pension Schedule

Schedules

Schedule 1.1.2        Contract Rights
Schedule 1.1.4        Tangible Personal Property
Schedule 1.1.6(a)     Intellectual Property
Schedule 1.1.6(b)     Trademarks
Schedule 1.1.7(a)     Owned Real Property
Schedule 1.1.7(b)     Real Property Leases
Schedule 1.1.8        Permits
Schedule 1.1.11       Acquired Subsidiaries and Enenco
Schedule 1.2.8        Intercompany Agreements
Schedule 1.2.10       Other Excluded Assets
Schedule 3.2(b)       Sample Calculation of Net Book Value
Schedule 3.2(d)       Form of Consolidated Statement of Income
Schedule 3.3          Allocation of Purchase Price
Schedule 5.1.1        Foreign Qualifications
Schedule 5.1.2.A      Acquired Subsidiaries and Enenco
Schedule 5.1.2.B      Capital Stock
Schedule 5.1.4        Required Governmental and Third Party Consents
Schedule 5.1.5        Third Party Options
Schedule 5.1.6.A      Seller Financial Statements
Schedule 5.1.6.B      Enenco Financial Statements
Schedule 5.1.8        Inventory
Schedule 5.1.9        Undisclosed Liabilities
Schedule 5.1.10       Contracts
Schedule 5.1.11       Title to Assets
Schedule 5.1.12(a)    Intellectual Property
Schedule 5.1.12(b)    Acquired Subsidiary Intellectual Property
Schedule 5.1.13       Business Arrangements with Related Parties
Schedule 5.1.14(a)    Real Property
Schedule 5.1.14(b)    Real Property Leases

Schedule 5.1.14(g)    Flood Plains
Schedule 5.1.15       Insurance
Schedule 5.1.16(f)    Capital Expenditures
Schedule 5.1.17 Customers and Suppliers Schedule 5.1.18(a) Agreements Relating to Employees Schedule 5.1.18(b) List of Employees Schedule 5.1.18(c) Collective Bargaining Agreements Schedule 5.1.18(d) Other Employee Matters Schedule 5.1.19(a) Employee Plans Schedule 5.1.19(b) Employees and Former Bargaining Unit Employees Schedule 5.1.20(a) Litigation Schedule 5.1.20(b) Product Liability Claims Schedule 5.1.21(a) Compliance With Law Schedule 5.1.21(a)(1) Material Permits Schedule 5.1.22 Environmental Matters Schedule 5.1.23 Taxes Schedule
5.1.24 Interests in Customers, Suppliers, Etc. Schedule 5.1.25 Warranties and Returns Schedule 5.1.27 Parent's and Seller's Knowledge Schedule 5.2.3 Required Governmental Consents Schedule 6.2 Pre-Closing Conduct Schedule 6.13 Agreements with Affiliates Schedule 6.14 Intercompany Notes Schedule 7.1.6 Third Party Consents Schedule 8.1.1(a) UK Completion Schedule 8.1.1(b) Germany Completion
Schedule 8.1.1(c) Belgium Completion
Schedule 9.1(a)       Non-Bargaining Employees Not Being Offered Employment
Schedule 9.1(c)       Purchaser's Benefit Plans
Schedule 9.1(g)       Medical Benefits - Bargaining Unit Employees

                            Index of Defined Terms

Accountants                                           SS 3.2(d)
Acquired Subsidiaries                                 Recitals & Exhibit A
Acquired Subsidiary Intellectual Property             SS 5.1.12(b)
Acquired Subsidiaries Closing Cash                    SS 3.2(c)
Affiliate                                             SS 12.16(a)(vi)
Agreement                                             Recitals
Assumed Liabilities                                   SS 2.1
Book Value Adjustment                                 SS 3.2(a)

Business                                              Recitals
Cash Adjustment                                       SS 3.2(c)
Closing                                               SS 4.1
Closing Date                                          SS 4.1
Closing Cash Statement                                SS 3.2(c)
Closing Statement                                     SS 3.2(b)
Closing Statement Date                                SS 3.2(b)
Code                                                  SS 3.3
Continued Employees                                   SS 9.1(a)
Contracts                                             SS 1.1.2
Direct Claim                                          SS 10.4(d)
Downward Book Value Adjustment                        SS 3.2(a)
Employee Plans                                        SS 5.1.19(a)
Employees                                             SS 5.1.19(b)
Enenco                                                SS 1.1.11
Enenco Financial Statements                           SS 5.1.6.B
Enenco Shares                                         SS 1.1.11
Environmental Claim                                   SS 10.3(a)(iv)
Environmental Costs and Liabilities                   SS 5.1.22(j)
Environmental Law                                     SS 5.1.22(j)
Environmental Permit                                  SS 5.1.22(j)
Excluded Assets                                       SS 1.2
Financial Statements                                  SS 5.1.6.A
GAAP                                                  SS 3.2(b)
Governmental Entity                                   SS 1.1.8
H&C                                                   Recitals
H&C America                                           Recitals
Hazardous Material                                    SS 5.1.22(j)
HSR Act                                               SS 5.1.4
Indemnifiable Losses                                  SS 10.2(a)(iv)
Indemnifying Party                                    SS 10.2(a)(iii)
Indemnitee                                            SS 10.2(a)(ii)
Indemnity Payment                                     SS 10.2(a)(i)
Intellectual Property                                 SS 1.1.6(b)
Intercompany Note Amount                              SS 3.1
Intercompany Notes                                    SS 3.1
Interim Balance Sheet                                 SS 5.1.6.A
Interim Balance Sheet Date                            SS 5.1.6.A
Inventories                                           SS 1.1.3
Income Tax                                            SS 1.2.7
ISRA                                                  SS 6.6

Law                                                   SS 1.3.1
liabilities                                           SS 12.16(a)(vii)
Liens                                                 SS 1.1
Material Adverse Effect                               SS 5.1.1
Net Book Value                                        SS 3.2(b)
NJDEP                                                 SS 6.6
Nonassignable Contract or Permit                      SS 1.3.1
Noncompetition Term                                   SS 9.6
Nordenham Lease                                       SS 7.1.10
Other Leased Real Property                            SS 5.1.14(b)
Other Owned Real Property                              5.1.14(a)
Other Permits                                         SS 5.1.21
Other Real Property                                   SS 5.1.14(b)
Other Real Property Leases                            SS 5.1.14(b)(i)
Owned Real Property                                   SS 1.1.7(a)
Parent                                                Recitals
Patent-Related Assets                                 SS 1.1.6(a)
Permits                                               SS 1.1.8
Permitted Liens                                       SS 5.1.11
Person                                                SS 12.16(a)(ix)
Prepaid Items                                         SS 1.1.10
Preparing Party                                       SS 3.2(d)
Products                                              SS 9.6(a)
Purchase Price                                        SS 3.1
Purchased Assets                                      SS 1.1
Purchaser                                             Recitals
Purchaser Ancillary Documents                         SS 5.2.2
Purchaser Benefit Plans                               SS 9.1(c)
Real Property                                         SS 1.1.7(b)
Real Property Leases                                  SS 1.1.7(b)
Release                                               SS 5.1.22(j)
Remedial Action                                       SS 10.3(a)(iv)
Retained Liabilities                                  SS 2.2
RII                                                   Recitals
Seller                                                Recitals
Seller Ancillary Documents                            SS 5.1.3
Subsidiary Employees                                  SS 5.1.19(b)
Subsidiaries                                          Recitals & Exhibit A
Tangible Personal Property                            SS 1.1.4
Tax Deed                                              SS 7.1.13
Tax or Taxes                                          SS 5.1.23(g)

Tax Return                                            SS 5.1.23(g)
Third Party Claim                                     SS 10.2(a)(v)
to Parent's knowledge                                 SS 5.1.27
to Seller's knowledge                                 SS 5.1.27
Unadjusted Purchase Price                             SS 3.1
Upward Book Value Adjustment                          SS 3.2(a)
$                                                     SS 12.16(a)

                           ASSET PURCHASE AGREEMENT


      This ASSET PURCHASE AGREEMENT (which together with the Exhibits and Schedules attached hereto is referred to as this "Agreement") is made and entered into as of the 29th day of December, 1997, by and among NL Industries, Inc., a New Jersey corporation ("Parent"), Rheox, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Seller"), Rheox International, Inc., a Delaware Corporation and a wholly owned subsidiary of Seller ("RII"), Harrisons & Crosfield plc, a public limited company formed under the laws of the United Kingdom ("H&C"), Harrisons & Crosfield (America) Inc., a Delaware corporation ("H&C America") and a wholly owned subsidiary of H&C, and Elementis Acquisition 98, Inc., a Delaware corporation and an indirect wholly owned subsidiary of H&C America ("Purchaser").

      WHEREAS, Seller, itself and through its Subsidiaries (as hereinafter defined), presently conducts the business of developing, manufacturing, marketing, and selling specialty chemical products consisting primarily of rheological additives (the "Business");

      WHEREAS, on the terms and subject to the conditions contained in this Agreement, Seller desires to sell, transfer, and assign to Purchaser (except as described in the next paragraph hereof) or, as applicable, cause RII, to sell, transfer, and assign to Purchaser (except as described in the next paragraph hereof), and Purchaser (except as described in the next paragraph hereof) desires to purchase from Seller, or, as applicable, RII, all of the Purchased Assets (as defined in Section 1.1 hereof);

      WHEREAS, on the terms and subject to the conditions contained in this Agreement, H&C or one or more designees or assignees of H&C (to the extent permitted pursuant to Section 12.4 hereof) (the "H&C Assignees"), desires to purchase from Seller or RII as a part of the Purchased Assets, and Seller or RII desires to sell to H&C or such H&C Assignees, all of the outstanding shares of capital stock of RIMC, Inc., a Delaware corporation ("RIMC") and all of the outstanding shares of capital stock of the subsidiaries of RII identified on Exhibit A hereto (the "Acquired Subsidiaries" and, collectively with RII and RIMC, the "Subsidiaries"), in each case as described in clause (i) of Section
1.1.11 hereto; and

      WHEREAS, on the terms and subject to the conditions contained in this Agreement, Seller wishes to assign to Purchaser, or, as applicable, cause RII to assign to Purchaser, and Purchaser is willing to assume, the Assumed Liabilities (as defined in Section 2.1 hereof);

      NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, promises and covenants herein contained, the parties hereto agree as follows:


                        ARTICLE I.  PURCHASE OF ASSETS

      1.1. Purchase and Sale of Assets. On the terms and subject to the conditions hereof, at the Closing (as defined in Section 4.1), Seller will sell, transfer, convey, assign, and deliver to Purchaser or the H&C Assignees, as the case may be, or, as applicable, cause RII to sell, transfer, assign, and deliver to Purchaser or the H&C Assignees, as the case may be, and Purchaser or the H&C Assignees, as the case may be, will purchase and accept, all right, title, and interest of Seller or, as applicable, RII in and to all rights, properties, and assets of every kind, character, and description, wherever located and whether tangible or intangible, real or personal or fixed or contingent, owned, held, used, conceived, developed, or offered for sale by Seller or RII, in each case free and clear of all mortgages, liens, pledges, security interests, charges, claims on title, restrictions with respect to title, and encumbrances of any nature, including without limitation licenses, pledges, defect or objection liens, conditional and installment sales agreements, easements, or encroachments, other title or interest retention arrangements, reservations, or limitations of any nature whatsoever (collectively, "Liens") except the Permitted Liens described in clauses (a) and (b) of Sections 5.1.11 and each of the Liens identified with an asterisk on Schedule 5.1.11 hereto (as defined in Section 5.1.11), including without limitation the rights, properties, and assets of Seller and RII (but not of any Acquired Subsidiary) described in this Section
1.1 (collectively, the "Purchased Assets"):

              1.1.1. Accounts Receivable. All accounts or notes receivable of, and any other amounts due to, Seller or RII, including receivables from Affiliates;

              1.1.2. Contract Rights. All right, title, and interest as of the date hereof and, to the extent entered into subsequent to the date hereof in accordance with the terms hereof (including Section 6.2 hereof), as of the Closing, in and to all contracts, agreements, leases, licenses, joint venture, purchase orders (as vendor or purchaser), commitments, and other agreements and arrangements, whether oral or written (collectively, "Contracts"), of Seller or RII, including without limitation such of the foregoing as are described on
Schedule 1.1.2;

              1.1.3. Inventories and Stores and Supplies. All raw materials, components, work-in-process, finished products, packaging materials, stores and supplies, spare parts, and samples (collectively, "Inventories") of Seller or RII, wherever located;

              1.1.4. Tangible Personal Property. All machinery and equipment, tools, spare and maintenance parts, furniture, fixtures, vehicles, tools, jigs, dies, leasehold improvements, and all other tangible personal property of Seller or RII, wherever located, including without limitation, the tangible personal property listed on Schedule 1.1.4 (collectively, the "Tangible Personal Property");

              1.1.5. Manufacturers' and Vendors' Warranties. All rights under manufacturers' and vendors' warranties relating to items included in the Purchased Assets and all similar rights against third parties relating to items included in the Purchased Assets;

              1.1.6.  Intellectual Property.

              (a) (i) all patents and patent applications owned by the Seller or RII, all licenses to patents and patent applications to and from third parties, in each case as set forth on Schedule 1.1.6(a) hereto, (ii) research and development data and results, manufacturing and other processes, trade secrets, know how, inventions, ideas, conceptions, mask work, designs, technology, proprietary data or information, formulae, and manufacturing, engineering, and other technical information, whether owned by the Seller or RII or licensed to the Seller or RII by third parties or Affiliates, (iii) all copyrights (registered or otherwise) and registrations and applications for registration thereof owned or licensed by Seller or RII, (iv) all copies and tangible embodiments of all the foregoing, in whatever form or medium, (v) all rights to sue for present and past infringement of any of the foregoing, (vi) all notebooks, records, reports, and data relating thereto, and (vii) all applications and registrations for any of the foregoing (collectively, the assets referred to in clauses (i) through (vii) are referred to herein as the "Patent-Related Assets");

              (b) (i) all trademarks, trade names, service marks, trade dress, logos, and corporate names (including the name Rheox and any derivatives thereof), or any applications and registrations for any of the foregoing, in each case as listed on Schedule 1.1.6(b) hereto, (ii) except as may otherwise be provided in the transition services agreement (as described in more detail on Exhibit B hereto) computer programs, software and data bases licensed by the Seller or RII from third parties, with all maintenance fees therefor arising for any period after Closing to be paid by Purchaser, (iii) all copies and tangible embodiments of all the foregoing, in whatever form of medium, (iv) all rights to sue for present and past infringement of any of the foregoing, and (v) an irrevocable, perpetual, non-exclusive, fully paid up, worldwide right and license to use proprietary software developed by Affiliates of Seller or RII that are used in the Business (the "NL Software License") on the terms set forth on Exhibit C hereto, in each case as listed on Schedule 1.1.6(b) (collectively all of the foregoing assets, whether or not listed on Schedule 1.1.6(b) hereto, together with the Patent-Related Assets, are referred to herein as the "Intellectual Property");

              1.1.7. Real Property. (a) The real property owned in fee by Seller or RII and listed and described on Schedule 1.1.7(a), together with all appurtenant easements thereunto and all structures, fixtures, and improvements located thereon, and any minerals and mining rights of Seller or RII with respect thereto, including, without limitation, any and all patented and unpatented mining and millsite claims (the "Owned Real Property"), and (b) the rights and incidents of interests of Seller or RII as lessee in and to all real property leases (the "Real Property Leases") used or held for use primarily in connection with the operations of the Business, including but not limited to those listed or described on Schedule 1.1.7(b), and all of Seller's and RII's rights as of the Closing in all of the structures, fixtures, and improvements located thereon (the "Leased Real Property" and, together with the Owned Real Property, the "Real Property");

              1.1.8. Governmental Licenses, Permits, and Approvals. All rights, title, and interest of Seller or RII in and to all licenses, permits, franchises, authorizations, orders, registrations, certificates, variances, approvals, and similar rights of Seller and RII (collectively, "Permits") issued by any domestic or foreign court, government, governmental agency, authority, entity, or instrumentality ("Governmental Entity"), including without limitation such of the foregoing as are listed in Schedule 1.1.8;

              1.1.9. Books and Records. All the books and records of Seller or RII, including without limitation all books and records relating to employees, the purchase of materials, supplies, and services, financial, accounting and operations matters, product, research and development, manufacture and sale of products and all customer and vendor lists relating to the operation of the Business and all files and documents (including credit information) relating to customers and vendors of the Business;

              1.1.10. Prepaid Items. All prepaid items, deposits, costs, and fees, including rights under insurance policies covering periods through the Closing Date ("Prepaid Items");

              1.1.11. Acquired Subsidiaries and Enenco. (i) All of the issued and outstanding shares of capital stock and other equity interests of the Acquired Subsidiaries as described on Schedule 1.1.11(A), (ii) all of the issued and outstanding shares of capital stock and other equity interests of Enenco, Inc., a New York corporation ("Enenco"), owned by Seller or any Affiliate of Seller, as described on Schedule 1.1.11(B) (the "Enenco Shares") and (iii) all of the issued and outstanding shares of capital stock and other equity interests of RIMC, Inc.;

              1.1.12. Marketing and Other Materials. All marketing brochures and materials and other printed and written materials relating to Sellers' or RII's ownership of or operation of the Purchased Assets or the Business that the Seller or RII is not required by Law (as defined in Section 1.3.1) to retain (of which the Seller or RII may retain duplicates so long as the confidentiality thereof is maintained by the Seller or RII, unless disclosure thereof is required by Law);

              1.1.13. Rights Against Third Parties. All rights under or pursuant to all warranties, representations, and guarantees made by suppliers, manufacturers, contractors, and other third parties or Affiliates in connection with the operation of the Business or affecting any of the Purchased Assets or Assumed Liabilities and all of Seller's or RII's rights, claims, credits, causes of action, or rights of set-off against third parties relating to the Business or the Purchased Assets, whether liquidated or unliquidated, fixed or contingent, including all claims under any Contracts of Seller or RII, except as such rights relate to a Retained Liability, an Excluded Asset, or a matter for which Seller must indemnify Purchaser;

              1.1.14. Going Concern Value. The value of the Business as a going concern and all goodwill relating to the Purchased Assets;

              1.1.15. Tax Refunds. Seller's or RII's rights to receive any refund attributable to, or right to offset against, any Taxes (as defined in
Section 5.1.23), other than Income Taxes (as defined in Section 1.2.7) attributable to periods ending on or prior to the Closing Date or to the Pre-Closing portion of any taxable period that includes but does not end on the Closing Date;

              1.1.16. Cash and Cash Equivalents. All cash and cash equivalents held by Seller or RII accounted for on the Closing Statement prepared pursuant to Section 3.2(c); and

              1.1.17. Miscellaneous Assets. Except for Excluded Assets (as defined in Section 1.2), all other rights, properties, and assets owned by Seller or RII, wherever located.

      1.2. Excluded Assets. Notwithstanding anything contained in this Agreement to the contrary, the following rights, properties, and assets (collectively, the "Excluded Assets") will not be included in the Purchased Assets:

              1.2.1. Ordinary Course of Business Dispositions. All of the Accounts Receivable, Inventories, Tangible Personal Property, or Prepaid Items which have been sold, transferred, consumed, or otherwise disposed of by Seller or RII prior to the Closing, in each case in the ordinary course of the conduct of the Business consistent with past practice and the provisions of Section 6.2;

              1.2.2. Contracts Terminated in the Ordinary Course of Business. All Contracts of Seller or RII that have terminated or expired prior to the Closing in the ordinary course of the conduct of the Business consistent with past practice and the provisions of Section 6.2;

              1.2.3. Corporate Documents. Seller's or RII's corporate seal, minute books, charter documents, corporate stock record books, and such other books and records as pertain to the organization, existence, or share capitalization of Seller or RII, all books and records that pertain either to other Excluded Assets or any Retained Liabilities, and duplicate copies of such records included in the Purchased Assets as are reasonably necessary (a) to enable Seller or RII to file its tax returns and reports, (b) to prepare its financial statements, or (c) defend or pursue any claim, action, lawsuit or other proceeding which constitutes a Retained Liability or relates to any Excluded Asset (provided in each case that the confidentiality thereof is maintained except where disclosure thereof is required by Law), and any other records or materials relating to Seller or RII generally and not involving or relating to the Purchased Assets or the operation or operations of the Business, including but not limited to tax returns, reports, books and records of RII, Bentone Sud S.A. and RK Export, Inc.;

              1.2.4.  Employee  Benefit Plans.  Except as otherwise  provided in
Section 9.1, all Employee Plans (as defined in Section 5.1.19) which cover Employees (as defined in Section 5.1.19) and all assets relating thereto, including any contracts, insurance policies, trusts, or other similar assets.

              1.2.5. [Intentionally omitted].

              1.2.6. Insurance. Subject to Section 1.1.10, all contracts of insurance of Seller or RII;

              1.2.7. Tax Refunds. Seller's or RII's rights to receive any refund attributable to, or right of offset against, any Income Taxes attributable to periods ending on or prior to the Closing Date or to the pre-Closing portion of any taxable period that includes but does not end on the Closing Date; for purposes of this Agreement, "Income Tax" means (i) all Taxes however denominated (including franchise taxes and premium taxes) that are based upon or measured by gross income, net income, or gross receipts (solely when used to compute income
Tax), (ii) minimum and tax preference based Taxes, (iii) Taxes arising from actual or deemed dividend distributions, (iv) capital gain Taxes, and (v) any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any Tax described in clauses (i) and (ii) or any contest, dispute or refund thereof;

              1.2.8. Intercompany Agreements. Except as listed in Schedule 1.2.8 or as otherwise expressly contemplated by this Agreement, all Contracts entered into prior to the Closing Date between or among Parent or any Affiliate of Parent (other than Seller or RII), on the one hand, and Seller and RII, on the other hand;

              1.2.9. Rights under this Agreement. Seller's rights arising out of or relating to this Agreement or the transactions contemplated hereby; and

              1.2.10.Other Excluded Assets. Seller's or RII's ownership interest in Bentone Sud S.A. and RK Export, Inc., furniture, equipment, supplies, and contracted-for third party services currently utilized by employees of Affiliates of Seller located in Seller's Hightstown, New Jersey offices, and any other right, property, or asset which is described on Schedule 1.2.10.

      1.3.    Nonassignable Contracts and Permits.

              1.3.1. Nonassignability. Without limiting or otherwise affecting the rights of Purchaser pursuant to Articles VII or X, to the extent that any Contract or Permit to be assigned pursuant to the terms of Sections 1.1.2, 1.1.6, 1.1.7(b), or 1.1.8 is not capable of being assigned (each a "Nonassignable Contract or Permit"), without the consent, approval, or waiver of any Person (including without limitation a Governmental Entity), or if such assignment or attempted assignment would constitute a breach thereof or a violation of any applicable foreign or United States federal, state, or local law, statute, ordinance, regulation, order, writ, injunction, or decree ("Law"), nothing in this Agreement will constitute an assignment or require the assignment thereof prior to the time at which all consents, approvals, and waivers necessary for such assignment shall have been obtained.

              1.3.2. Seller to Use Commercially Reasonable Efforts. Notwithstanding anything contained in this Agreement to the contrary, Seller will not be obligated to assign to Purchaser, or cause RII to assign to Purchaser, any of its rights or obligations in, to, or under any of the Nonassignable Contracts or Permits without first having obtained all consents, approvals, and waivers necessary for such assignment; provided, however, that Seller shall use its commercially reasonable efforts to obtain all such consents, approvals, and waivers prior to and after the Closing Date and will otherwise comply with the provisions of Sections 6.4 and 6.5.

              1.3.3. If Waivers or Consents Cannot Be Obtained. To the extent and for so long as all consents, approvals, and waivers required for the assignment of any Nonassignable Contracts or Permits shall not have been obtained by Seller, Seller shall use its commercially reasonable efforts to, and shall cause RII to use its commercially reasonable efforts to, (a) provide to Purchaser the financial and business benefits of any such Nonassignable Contract or Permit and (b) enforce, at the request of Purchaser, for the account and at the expense of Purchaser, any rights of Seller or RII arising from any such Nonassignable Contract or Permit (including without limitation the right to elect to terminate in accordance with the terms thereof upon the advice of Purchaser, provided Purchaser agrees to indemnify Seller from and against any Indemnifiable Losses (as defined in Section 10.2(a) hereof) that Seller may incur as a result of such termination). Following the Closing, Seller shall not terminate, modify, or amend, and shall cause RII not to terminate, modify, or amend, any Nonassignable Contract or Permit without the Purchaser's prior written consent.

                    ARTICLE II.  ASSUMPTION OF LIABILITIES

      2.1.  Assumed  Liabilities.  Subject  to  Section  2.2  hereof,  as of the
Closing, Purchaser will assume and thereafter in due course pay and fully satisfy, as and when the same shall become due and payable, all liabilities and obligations of Seller or RII in respect of the Business or the Purchased Assets, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due (the "Assumed Liabilities"), including without limitation:

              (a) all liabilities and obligations of Seller or RII under the agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Purchased Assets other than those pertaining to Excluded Assets;

              (b) solely to the extent of the amount accrued on the Closing Statement (as defined in Section 3.2(c)), (i) unpaid wages, vacation, holiday pay and bonuses relating to any period prior to the Closing Date and employment taxes thereon and an additional 8% of such unpaid compensation for retirement benefits with respect thereto (and such amount shall be accrued on the Closing Statement prepared in accordance with
      Section 3.2(c) to the extent not otherwise accrued on the Closing Statement), (ii) post-retirement medical benefits coverage of bargaining unit Employees and their eligible dependents with respect to claims arising for medical services whether rendered before, on or after the Closing Date and (iii) post-retirement life insurance coverage of bargaining unit Employees and their eligible spouses;

              (c)  to  the  extent  accrued  on  the  Closing   Statement,   all
      obligations of Seller to Employees under the collective bargaining agreements set forth in Schedule 5.1.18(a); and

              (d) all liabilities accrued in the Closing Statement prepared pursuant to Section 3.2(c); and

              (e) Subject to Article X, all liabilities and obligations of Seller and RII relating to the Business and the Purchased Assets with respect to environmental matters, including without limitation those arising under Environmental Laws (as defined in Section 5.1.22).

provided, however, that the Assumed Liabilities shall not include any liability which is included within the definition of Retained Liability in Section 2.2.

      2.2. Retained Liabilities. Notwithstanding anything contained in this Agreement to the contrary, Purchaser does not assume or agree to pay, satisfy, discharge, or perform, and will not be deemed by virtue of the execution and delivery of this Agreement or any document delivered at the Closing pursuant to this Agreement, or as a result of the consummation of the transactions contemplated by this Agreement, to have assumed, or to have agreed to pay, satisfy, discharge, or perform, any liability, obligation, or indebtedness set forth below (such liabilities and obligations retained by Seller or RII being referred to herein as the "Retained Liabilities"):

              (a) all obligations or liabilities of Seller or RII or any predecessor or Affiliate thereof (including, without limitation, with respect to any environmental matters) which relate to any of the Excluded Assets or which relate to any business or operations (other than the Business or the Purchased Assets) conducted by Parent, Kronos Inc., Seller or any of their respective Affiliates;

              (b) all obligations or liabilities of Seller or RII or any predecessor or Affiliate thereof relating to Income Taxes with respect to the Business attributable to periods ending on or prior to the Closing Date or to the pre-Closing portion of any taxable period that includes but does not end on the Closing Date, including, without limitation, (i) any liability of Seller or RII for any Income Taxes arising because Seller or RII is transferring the Purchased Assets or because Seller or RII has an excess loss account (within the meaning of Treas. Reg. SS1.1502-19) in the stock of any of the Subsidiaries, or because Seller or RII has deferred gain on any deferred intercompany transaction (within the meaning of Treas. Reg. SS1.1502-13) and (ii) all liabilities of Seller and RII for the unpaid Income Taxes of persons other than Seller and Subsidiaries under Treas. Reg. SS1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise;

              (c) all obligations or liabilities of Seller or RII arising out of or relating to this Agreement or the transactions contemplated hereby and all obligations or liabilities for any legal, accounting, investment banking, brokerage, or similar fees or expenses incurred by Seller or RII in connection with, resulting from, or attributable to the transactions contemplated by this Agreement;

              (d) all obligations or liabilities for any indebtedness for borrowed money incurred with respect to the Business prior to the Closing Date pursuant to any indenture, mortgage, loan, letter of credit, or other credit Contract under which the Seller or RII has borrowed or is entitled to borrow any money or issued any note, bond, indenture, or other evidence of indebtedness for borrowed money, or any guarantee or other contingent liability in respect of any indebtedness of any other Person, including, without limitation any obligations or liabilities of Seller or RII pursuant to the Amended and Restated Bank Credit Agreement dated as of January 30, 1997 among Seller, certain of the Subsidiaries, The Chase Manhattan Bank, N.A., and the other lenders named therein; and

              (e) except (x) as specifically provided in Sections 2.1(b), 2.1(c) and 9.1, or (y) to the extent of the amount accrued on the Closing Statement prepared pursuant to Section 3.2(c), all obligations or liabilities (contingent or otherwise) of Seller arising from or relating to (i) the employment or termination of employment of any Employee before the Closing Date, (ii) Employee Plans (including claims arising thereunder and relating to the period prior to the Closing Date) and (iii) post-retirement medical and/or life insurance benefits coverage of current or former non-bargaining unit Employees and their eligible dependents.


                         ARTICLE III.  PURCHASE PRICE

      3.1. Unadjusted Purchase Price. At the Closing, in addition to assuming the Assumed Liabilities, Purchaser (together with the H&C Assignees) will pay for the Purchased Assets and the covenants of Seller included herein an aggregate purchase price in the amount of U.S. $445,000,000 (the "Unadjusted Purchase Price"), subject to adjustment as provided in Section 3.2 and Section
10.6 (as adjusted, the "Purchase Price"). The Unadjusted Purchase Price shall be paid by wire transfer of immediately available funds to such account as shall have been designated by Seller to Purchaser prior to the Closing. In so designating such account, Seller shall be acting as agent for RII and shall have the exclusive responsibility for the delivery to RII of such portion of the Unadjusted Purchase Price to which it may be entitled.

      3.2.    Adjustments to the Purchase Price

              (a) If the amount of the Net Book Value of the Business (determined in accordance with Section 3.2(b) as of the Closing Statement Date (as hereinafter defined) is: (i) less than $62,343,000, the Unadjusted Purchase Price shall be decreased by an amount equal to the amount by which such Net Book Value is less than $62,343,000, (the "Downward Book Value Adjustment"); or (ii) is greater than $62,343,000, the Unadjusted Purchase Price shall be increased by an amount equal to the amount by which such Net Book Value is greater than $62,343,000, but such increased amount shall not in any event exceed the amount of cash and cash equivalents included in the Closing Statement plus $5,000,000 (the "Upward Book Value Adjustment" and, together with the Downward Book Value Adjustment, the "Book Value Adjustment"). Payment of any Book Value Adjustment shall be made pursuant to Section 3.2(f).

              (b) As used herein, the term "Net Book Value" shall mean the sum of the consolidated assets of the Business minus the sum of the amount of the consolidated liabilities of the Business as reflected on the Closing Statement,
(i) provided there shall be excluded from the consolidated assets: (A) any Excluded Assets; and, (B) any assets of the Acquired Subsidiaries relating to Income Taxes and deferred Income Taxes with respect to the Business attributable to periods ending on or prior to the Closing Date or to the pre-Closing portion of any taxable period that includes but does not end on the Closing Date; and
(ii) provided there shall be excluded from the consolidated liabilities: (A) any Retained Liabilities and (B) any liabilities of the Acquired Subsidiaries relating to Income Taxes and deferred Income Taxes with respect to the business attributable to periods ending on or prior to the Closing Date or to the pre-Closing portion of any taxable period that includes but does not end on the Closing Date.

              (c) The term "Closing Statement" shall mean the statement of Net Book Value as of the Closing Date or, if the Closing Date does not fall on the last business day of the month, as of the month-end following the Closing Date (as applicable, the "Closing Statement Date"). The Closing Statement shall be prepared by Purchaser and shall be delivered to Seller as promptly as practicable, and in any event within 60 days after the Closing Statement Date. The Closing Statement (i) shall be prepared in accordance with United States generally accepted accounting principles ("GAAP") applied in a manner consistent with the application of those principles in the audited balance sheet of the Seller and its Subsidiaries as of December 31, 1996 and (ii) shall present fairly the Net Book Value as of the Closing Statement Date and the amount of the Book Value Adjustment resulting therefrom; provided, however, that no prepaid expense shall be included on the Closing Statement unless Purchaser will actually realize the benefit thereof subsequent to the Closing Date. For illustrative purposes, set forth on Schedule 3.2(b) hereof is calculation of the projected Net Book Value of the Business as of December 31, 1997.

              (d) If the Closing Date occurs on any date other than the last business day of the month, then the Book Value Adjustment shall be decreased by an amount equal to the "Profit Adjustment" as defined below. The Profit
Adjustment shall be calculated by using the Consolidated Statement of Income (which will be present in the form set out in Schedule 3.2(d)) for the month in which the Closing Date occurs (the "Closing Month"). Purchaser shall prepare the Consolidated Statement of Income in accordance with GAAP and consistent with the principles applied in the audited consolidated financial statements of Seller and its Subsidiaries for the year ended December 31, 1996. The "Profit Adjustment" shall be the amount obtained by taking the net income (as set out in the Consolidated Statement of Income) for the Closing Month multiplied by the adjustment factor. The adjustment factor will be calculated as the number of days from the Closing Date to and including the Closing Statement Date divided by the total number of days in the Closing Month.

              (e) Seller shall have the opportunity to examine the work papers, schedules, and other documents prepared by Purchaser, in connection with its preparation of the Closing Statement and Profit Adjustment, as applicable. The Closing Statement and Profit Adjustment shall be final and binding on the parties unless, within 60 days after delivery to Seller notice is given by the Seller of its objection setting forth in reasonable detail its basis for objection. If notice of objection is given, the parties shall consult with each other with respect to the items in dispute. If the parties are unable to reach agreement within 20 days after the notice of objection has been given, the items in dispute shall be referred for resolution to the U.S. national office of KPMG Peat Marwick LLP (the "Accountants") as promptly as practicable. The Accountants will make a determination as to each of the items in dispute, which determination will be (i) in writing, (ii) furnished to each of the parties hereto as promptly as practicable after the items in dispute have been referred to the Accountants, (iii) made in accordance with this Agreement, and (iv) conclusive and binding upon each of the parties hereto. In connection with their determination of the disputed items, the Accountants will be entitled to rely on, if any, the workpapers, trial balances, and similar materials prepared by Purchaser's auditors in connection with such firm's examination of the financial statements of Seller and Purchaser, and the fees and expenses of the Accountants will be shared by Purchaser and Seller in such proportions as the Accountants determine and deem equitable (after taking into account, among other things, the difference between the positions taken by Purchaser and Seller, and the conclusion determined by the Accountants to be appropriate). Each of Purchaser and Seller will use commercially reasonable efforts to cause the Accountants to render their decision as soon as reasonably practicable, including without limitation by promptly complying with all reasonable requests by the Accountants for information, books, records, and similar items.

              (f) Parent and Seller jointly and severally agree, within 5 days after the date of determination of the Book Value Adjustment and the Profit Adjustment, to pay to Purchaser (or to the H&C Assignees, as applicable) the amount of any Downward Book Value Adjustment, plus interest thereon from the Closing Statement Date to the date of determination at a rate of five percent (5%) per annum (subject to applicable withholding Taxes as may be required by
Law), accruing daily and compounding annually, as an adjustment to the Purchase Price by wire transfer of immediately available funds to such account or accounts as shall be designated by Purchaser to Seller. Purchaser, H&C and H&C America jointly and severally agree, within 5 days after the date of determination of the Book Value Adjustment, to pay (or cause to be paid in the case of the H&C Assignees) to Seller (or to such Persons as Seller may designate) the amount of any Upward Book Value Adjustment, plus interest thereon from the Closing Statement Date to the date of determination at a rate of five percent (5%) per annum (subject to applicable withholding Taxes as may be required by Law), accruing daily and compounding annually, as an adjustment to the Purchase Price by wire transfer of immediately available funds to such account or accounts as shall be designated by Seller to Purchaser.

      3.3. Allocation of Purchase Price. Seller and Purchaser agree that the Unadjusted Purchase Price shall be allocated to and among the shares of capital stock of the Acquired Subsidiaries as set forth on Schedule 3.3 hereof. Seller and Purchaser agree that the remaining portion of the Unadjusted Purchase Price of the Purchased Assets (including the amount of the Assumed Liabilities) will be allocated among the Purchased Assets and the covenants of Parent and Seller included herein within 60 Business Days after the Closing Date by mutual agreement between Purchaser and Seller, and Purchaser and Seller agree to be bound by such allocation. Such allocation shall comply with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations promulgated thereunder. Subject to the requirements of any applicable tax law, all Tax Returns and reports including, without limitation, IRS form 8594, filed by the Purchaser and the Seller shall be prepared consistently with such allocation and neither the Purchaser nor the Seller shall take a position contrary thereto. In the event of any purchase price adjustment hereunder, the Purchaser (and the H&C Assignees, as the case may be) and the Seller agree to adjust such allocation to reflect such purchase price adjustment and to file consistently any tax returns and reports including, without limitation, IRS form 8594, required as a result of such purchase price adjustment. Any disputes regarding the allocation of the Unadjusted Purchase Price of the Purchased Assets and the Assumed Liabilities shall be referred for resolution to the Accountants, and the fees and expenses of the Accountants will be shared by Purchaser and Seller in such proportions as the Accountants determine and deem equitable (after taking into account, among other matters, the difference between the allocation proposed by Seller and Purchaser, respectively, and the allocation determined by the Accountants to be appropriate). Each of Purchaser and Seller will use commercially reasonable efforts to cause the Accountants to render their decision as soon as reasonably practicable, including without limitation by promptly complying with all reasonable requests by the Accountants for information, books, records, and similar items.


                           ARTICLE IV.  THE CLOSING

      4.1. Date of Closing. The consummation of the purchase and sale of the Purchased Assets contemplated hereby (the "Closing") shall take place on January 30, 1998, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10155 (or at such other place as the parties may designate) or on such other date designated by the parties in writing, after each of the conditions specified in Article VII has been fulfilled (or waived by the party entitled to waive that condition). The date on which the Closing is effected is referred to in this Agreement as the "Closing Date." At the Closing, the parties shall execute and deliver the documents referred to in Article VIII.

                  ARTICLE V.  REPRESENTATIONS AND WARRANTIES

      5.1. Representations and Warranties of Seller. Each of Seller and Parent, jointly and severally, makes the following representations and warranties to H&C, H&C America and Purchaser, each of which is true and correct as of the date hereof and shall be true and correct as of the Closing Date, and, except as otherwise provided in Section 10.1 hereof, shall be unaffected by any investigation heretofore or hereafter made by or on behalf of H&C, H&C America, or Purchaser. Except with respect to the representations and warranties contained in the second sentence of Section 5.1.6(B) and Section 5.1.11(i), the representations and warranties contained in this Article V with respect to Enenco or the Enenco Shares are made to the knowledge of Parent and Seller.

              5.1.1. Organization and Good Standing. Each of Seller, Parent, and RII is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, New Jersey, and Delaware respectively. Each of Seller and RII has the requisite corporate power and authority to own, lease, or otherwise hold the Purchased Assets owned, leased, or otherwise held by it and to carry on the Business as presently conducted by it. Except as described on Schedule 5.1.1, each of Seller and RII is in good standing and duly qualified to conduct business as a foreign corporation in every state of the United States in which its ownership or lease of property or conduct of its business activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the Purchased Assets or the condition (financial or otherwise) or results of operations of the Business, taken as a whole, or on the ability of Purchaser to conduct the Business after the Closing ("Material Adverse Effect"). The states in which Seller and RII are so qualified are listed on Schedule 5.1.1.

              5.1.2.A Acquired Subsidiaries and Enenco. Each of the Acquired Subsidiaries and Enenco is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization or incorporation set forth on Schedule 5.1.2A, and each of the Acquired Subsidiaries and Enenco has the requisite corporate power and authority to own, lease, or otherwise hold the assets owned, leased, or otherwise held by it and to carry on the business presently conducted by it. None of the Acquired Subsidiaries has filed in the last ten years for bankruptcy or composition proceedings. Except as described on Schedule 5.1.2A, each of the Acquired Subsidiaries and Enenco is duly qualified to conduct business as a foreign corporation in each jurisdiction in which its ownership or lease of property or assets or the conduct of its business activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The jurisdictions in which the Acquired Subsidiaries are so qualified are listed on Schedule 5.1.2A. Except for the Subsidiaries and Enenco, and except as otherwise set forth in Section
1.2.10 and on Schedule 5.1.2A, no shares of any corporation or any ownership or other investment interest, either of record, beneficially, or equitably, in any association, partnership, joint venture, limited liability company, trust, or other legal entity are owned or held, directly or indirectly, by Seller or RII.

              5.1.2.B Capital Stock. The authorized and outstanding capital stock and, as applicable, nominal values, of each Acquired Subsidiary and Enenco is as set forth on Schedule 5.1.2B. All of the issued and outstanding shares of capital stock of each Acquired Subsidiary and all of the Enenco Shares have been duly authorized and validly issued, are fully paid and nonassessable with no personal liability attaching thereto and were not issued in violation of any preemptive rights or federal or state securities Laws, and are owned beneficially and of record in the amounts (or in the nominal values) and by the Persons as disclosed in Schedule 5.1.2B. Except as set forth on Schedule 5.1.2B, all of the outstanding capital stock of each of the Acquired Subsidiaries and the Enenco Shares are free and clear of all Liens. Except as set forth on
Schedule 5.1.2B, there are no outstanding securities, rights (preemptive or other), subscriptions, calls, warrants, options, or other agreements (except for this Agreement) that give any person the right to purchase, subscribe for, or otherwise receive or be issued any shares of capital stock of any Acquired Subsidiary or Enenco or any security convertible into or exchangeable or exercisable for any shares of capital stock of any Acquired Subsidiary or Enenco. Except as set forth on Schedule 5.1.2B, there are no proxies, stockholder agreements, voting trusts, or other agreements or understandings to which Parent, Seller, any Subsidiary, or Enenco is a party or by which it is bound relating to the voting of any shares of capital stock of any Acquired Subsidiary or Enenco and, except for rights held by Parent, Seller, or any Subsidiary and except as set forth on Schedule 5.1.2B, there are no rights to participate in the equity, income, or election of directors or officers of any Acquired Subsidiary or Enenco. With respect to the Acquired Subsidiaries organized under the laws of Germany, no direct or indirect repayments of stock capital have been made.

              5.1.3. Authorization and Effect of Agreement. Each of Seller and Parent has the requisite corporate power to execute and deliver this Agreement and the agreements to be entered into by them at the Closing pursuant hereto (the "Seller Ancillary Documents") and to perform the transactions contemplated hereby and thereby to be performed by it. The execution and delivery by each of Seller and Parent of this Agreement and the Seller Ancillary Documents and the performance by each of them of the transactions contemplated hereby and thereby to be performed by it have been or, in the case of the Seller Ancillary Documents, will at the Closing be duly authorized by any necessary corporate and shareholder action on the part of Seller and Parent. This Agreement has been, and each Seller Ancillary Document will at the Closing be, duly executed and delivered by duly authorized officers of each of Seller and Parent and, assuming the due execution and delivery of this Agreement and, as applicable, any Seller Ancillary Document, by Purchaser, constitutes a valid and binding obligation of Seller and Parent enforceable against them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

              5.1.4.  No  Restrictions  Against  Sale of the  Purchased  Assets;
Required Consents. The execution and delivery of this Agreement and each Seller Ancillary Document by Seller or Parent does not or, in the case of the Seller Ancillary Documents, will not, and the performance by Seller, Parent, or any Subsidiary of the transactions contemplated hereby or thereby to be performed by any of them will not (a) conflict with or violate any provision of the articles or certificate of incorporation or by-laws (or other organizational documents) of Seller, Parent, any Subsidiary, or Enenco (b) except as set forth on Schedule 5.1.4, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or to loss of a benefit under, any provision of any Contract or Permit to which any of Seller, Parent, any Subsidiary, or Enenco is a party or by which any of them or any of their respective properties are bound, (c) constitute a violation of any Law applicable to any of Seller, Parent, any Subsidiary, or Enenco, or the Purchased Assets, or (d) result in the creation of any Lien (other than any Permitted Lien) upon any of the Purchased Assets, except in the case of clauses
(b) or (c) above, for such conflicts, violations, breaches, defaults, accelerations, terminations, modifications, or cancellations that would not, individually or in the aggregate, (i) have a Material Adverse Effect, (ii) materially impair the ability of Parent or Seller to perform its obligations hereunder or under any Seller Ancillary Document, or (iii) prevent or materially delay the consummation of the purchase and sale of the Purchased Assets contemplated hereby. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Entity is required to be obtained or made by or with respect to Seller, Parent, any Subsidiary, or Enenco in connection with the execution and delivery of this Agreement or any Seller Ancillary Document by Seller, Parent, or any Subsidiary or the performance by Seller, Parent, or any Subsidiary of the transactions contemplated hereby to be performed by either of them, except for (i) such of the foregoing as are listed or described on Schedule 5.1.4 and (ii) any filings, if required, with the Federal Trade Commission and Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

              5.1.5. No Third Party Options. Except as described on Schedule 5.1.5, there are no existing agreements with, options, or rights of, or commitments to any Person to acquire any of the Purchased Assets or any interest therein, except for those Contracts entered into in the normal course of business consistent with past practice.

              5.1.6.A Seller Financial Statements. Seller has delivered to Purchaser true and complete copies of (a) the consolidated balance sheets of Seller and its Subsidiaries at December 31, 1994, 1995, and 1996 and the related statements of income, changes in stockholder's equity (deficit), and cash flows for the fiscal years then ended, audited by Coopers & Lybrand LLP; and (b) an unaudited balance sheet of Seller and its consolidated Subsidiaries at September 30, 1997 and related statements of income, changes in stockholder's equity
(deficit), and cash flows for the period then ended (collectively, the "Financial

Statements"). Except as set forth on Schedule 5.1.6, such Financial Statements have been prepared in accordance with GAAP and such balance sheets, including the related notes, fairly present the financial position, assets, and liabilities of Seller and its consolidated Subsidiaries at the dates indicated and such statements of income, changes in stockholder's equity (deficit), and cash flow fairly present the results of operations, changes in stockholder's equity (deficit), and cash flow of Seller and its consolidated Subsidiaries for the periods indicated; provided, however, that the unaudited financial statements included in the Financial Statements are subject to normal year-end adjustments (none of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect). References in this Agreement to the "Interim Balance Sheet" shall mean the balance sheet of the Business as of September 30, 1997 referred to above, and references in this Agreement to the "Interim Balance Sheet Date" shall be deemed to refer to September 30, 1997. The books, records, and accounts of Seller and its Subsidiaries maintained with respect to the Business fairly reflect, in reasonable detail, the transactions and the assets and liabilities of Seller and its Subsidiaries with respect to the Business. Neither Seller nor RII has engaged in any material transaction with respect to the Business, maintained any bank account for the Business, or used any of the funds of Seller or any Subsidiary in the conduct of the Business except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of the Business.

              5.1.6.B Enenco Financial Statements. Seller has delivered to Purchaser true and complete copies of (a) the consolidated balance sheets of Enenco at December 31, 1994, 1995, and 1996 and the related statements of income and retained earnings and cash flows for the fiscal years then ended, audited by Ernst & Young LLP ("Audited Enenco Financial Statements"); and (b) an unaudited balance sheet of Enenco at September 30, 1997 and related statements of income and retained earnings and cash flows for the period then ended. Except as set forth on Schedule 5.1.6.B., to the actual knowledge of Debbie Young without inquiry, there is no reason to believe that such Audited Enenco Financial Statements have not been prepared in accordance with GAAP and such balance sheets, including the related notes, do not fairly present the financial position, assets, and liabilities of Enenco at the dates indicated and such statements of income and retained earnings and cash flows do not fairly present the results of operations and retained earnings and cash flows of Enenco for the periods indicated.

              5.1.7. Accounts Receivable. The accounts receivable of Seller and its Subsidiaries arising from the Business as set forth on the Interim Balance Sheet or arising since the date thereof are valid; and have arisen solely out of bona fide sales and deliveries of goods, performance of services, and other business transactions in the ordinary course of business consistent with past practice.

              5.1.8. Inventory. All Inventory of Seller and its Subsidiaries used in the conduct of the Business, including without limitation raw materials, work-in process, and finished goods, reflected on the Interim Balance Sheet or acquired since the date thereof was acquired and has been maintained in the ordinary course of the Business; is of good and merchantable quality; consists substantially of a quality, quantity, and condition usable, leasable or saleable in the ordinary course of the Business; and, net of related inventory valuation reserves, is valued at the lower of cost or market. Except as described on
Schedule 5.1.8, neither Seller nor any Subsidiary is under any liability with respect to the return of Inventory in the possession of wholesalers, retailers, or other customers.

              5.1.9. Absence of Undisclosed Liabilities.  Except as set forth on
Schedule 5.1.9, to the knowledge of Parent or Seller, neither Seller nor any Subsidiary has any liabilities with respect to the Business except (a) those liabilities set forth on the Interim Balance Sheet and not heretofore paid or discharged and (b) those liabilities incurred in the ordinary course of business consistent with past practice since the Interim Balance Sheet Date.

              5.1.10.Contracts and Commitments.

              (a) Except as described on Schedule 5.1.10, neither Seller nor any Subsidiary is a party to any written or oral:

                        (i)employment or consulting Contract with an employee or former employee, director, agent, consultant, or similar representative;

                       (ii)collective bargaining agreement with any labor union;

                      (iii)Contract for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party which supplies services to the Seller or any Subsidiary, involving in excess of (A) $500,000 with respect to the Seller's U.S. Business and (B) $1,000,000 with respect to the Seller's Non-U.S.
      Business;

                        (iv)Contract to sell or supply products or to perform services in excess of $800,000;

                         (v)Contract for capital expenditures or the acquisition or construction of fixed assets involving in excess of the amounts in
      Schedule 5.1.16(f);

                       (vi)Contract in excess of $50,000 relating to cleanup, abatement, or other actions in connection with, or which result or may reasonably be expected to result in the incurrence of, Environmental Costs or Liabilities (as defined in Section 5.1.22(j));

                      (vii)Contract granting to any Person a first-refusal, first-offer, or similar preferential right to purchase or acquire any of the Purchased Assets or any assets of the Acquired Subsidiaries except for Contracts relating to the sale of Inventory in the ordinary course of business consistent with past practice and Contracts involving sales of Purchased Assets which do not exceed $250,000 in the aggregate;

                     (viii)indenture or mortgage (without qualification), and any loan, letter of credit, or other credit Contract under which the Seller or any Subsidiary has borrowed or is entitled to borrow any amounts in excess of $50,000 or issued any note, bond, indenture, or other evidence of indebtedness for borrowed money in an amount in excess of $50,000, or any indemnity, guarantee, or other contingent liability in respect of any indebtedness of any other Person in an amount in excess of $50,000;

                        (ix)   material   Contract   with   any   manufacturer's
      representative, distributor, or other sales agent;

                        (x)material Contract under which Seller or any Subsidiary is (A) a lessee of, or holds or uses, any machinery, equipment, vehicle, or other tangible personal property owned by any other Person,
      (B) a lessor of, or makes available for use by any other Person, any tangible personal property owned by any Seller or any Subsidiary, or (C) a lessee of, or holds or uses, any Leased Real Property;

                       (xi)except  for  the  agreements  disclosed  pursuant  to
      Schedule 5.1.10(xiv) hereto, management service, investment advisory, investment banking, or other similar Contract;

                      (xii)material Contract limiting the freedom of the Seller or any Subsidiary to sell any products or services of any other Person, engage in any line of business, or to compete with or obtain products from any other Person;

                     (xiii)material Contract pursuant to which the Seller or any Subsidiary has agreed to indemnify or hold harmless any Person;

                      (xiv)Contract with any officer, director, Affiliate, or stockholder of the Seller or any Subsidiary or with any holder of any securities convertible into or exchangeable or exercisable for any shares of capital stock of the Seller or any Subsidiary;

                        (xv)Contract   or  commitment   for  any  charitable  or
      political contribution relating to the Business in an amount involving in excess of $25,000;

                      (xvi)material license, franchise, distributorship, or other Contract which relates in whole or in part to any software, patent, trademark, trade name, service mark, or copyright or to any ideas, technical assistance or other know-how of or used by Seller or any Subsidiary in the conduct of the Business; or

                        (xvii)material Contract relating to the Business not made in the ordinary course of business.

              (b) Each of the Contracts and other instruments, documents, and undertakings listed or required to be listed on Schedule 5.1.10, or not required to be listed therein because of the amount thereof, under which H&C or Purchaser is to directly or indirectly acquire rights or obligations hereunder is, to the knowledge of Parent and Seller, valid and enforceable in accordance with its terms; Seller and each Subsidiary is, and to Parent's and Seller's knowledge all other parties thereto are, in compliance with the provisions thereof; neither Seller nor any Subsidiary is, and to Parent's and Seller's knowledge no other party thereto is, in material default in the performance, observance, or fulfillment of any obligation, covenant, or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder.

              5.1.11.Title to Assets. Except as listed or described on Schedule 5.1.11, (i) Seller and RII has, and following the Closing, Purchaser will have, good, valid, and marketable title to the Purchased Assets, and each Acquired Subsidiary has, and (ii) Enenco has, good and marketable title to the assets and properties owned or used by it, free and clear of all Liens, other than with respect to both clauses (i) and (ii), (a) Liens for Taxes, assessments, and other governmental charges which are not due and payable or which may thereafter be paid without penalty, and (b) mechanics', carriers', workmen's, repairmen's, and other like Liens arising or incurred in the ordinary course of business consistent with past practice. The items listed or described on Schedule 5.1.11, and those referred to in clauses (a) and (b) of the immediately preceding sentence are hereinafter referred to as "Permitted Liens".

              5.1.12.Intellectual Property.

              (a) Except as set forth on Schedule 5.1.12(a), the Intellectual Property and the Acquired Subsidiary Intellectual Property, together with the intellectual property provided pursuant to the transitional services agreement described in more detail on Exhibit B hereto or the NL Software License, includes all of the intellectual property rights owned or licensed by Seller and its Subsidiaries and used in the operation of the Business. Except as set forth on Schedule 5.1.12, Seller, directly or indirectly through its Subsidiaries, has good and



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





marketable title to, the Intellectual Property and the Acquired Subsidiary Intellectual Property owned by Seller and its Subsidiaries, free and clear of all Liens (other than Permitted Liens), and, subject to the receipt of consents referred to in Schedule 5.1.12, Seller and RII have the power to transfer the Intellectual Property to Purchaser and, except as set forth in Schedule 5.1.12, no Person other than Seller and its Subsidiaries has rights to use, market, or exploit the Intellectual Property or the Acquired Subsidiary Intellectual Property owned by Seller and its Subsidiaries or any portion thereof. Except as set forth in Schedule 5.1.12, there are no pending, or to the knowledge of William R. Bronner, Michael Cronin, and Robert Cottone after due inquiry, proceedings threatened affecting the Intellectual Property or the Acquired Subsidiary Intellectual Property owned by Seller and its Subsidiaries. Schedule
5.1.12 lists all notices or claims currently pending or received within the past 3 years by Seller or RII with respect to claims of infringement by others which claim infringement of any third-party domestic or foreign letters patent, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademark registrations and applications, trademarks, service marks, copyrights, copyright registrations or applications, trade secrets, technical knowledge, know-how, or other confidential proprietary information. Except as
(i) set forth on Schedule 5.1.12 and (ii) for those matters which could not reasonably be expected to have a Material Adverse Effect, there is, to the knowledge of William R. Bronner, Michael Cronin, and Robert Cottone, after due inquiry, no infringement or misappropriation of any domestic or foreign letters patent, patents, trade names, trademark registrations, trademarks, service marks, copyrights, copyright registrations or applications, trade secrets, technical knowledge, know-how or other confidential proprietary information held or owned by another Person. The patents and trademark registrations listed on
Schedule 1.1.6(a), 1.1.6(b), 5.1.12(b), are in effect, and none of Seller, any Subsidiary, or, to the knowledge of William R. Bronner, Michael Cronin, and Robert Cottone, after due inquiry, any other Person, is in default or violation under any of the licenses specified on Schedule 1.1.6(a), 1.1.6(b), 5.1.12.

              (b) For the purposes hereof, the term "Acquired Subsidiary Intellectual Property" shall mean (i) all patents and patent applications owned by any Acquired Subsidiary, all licenses to patents and patent applications to and from third parties, in each case as set forth on Schedule 5.1.12(b) hereto,
(ii) research and development data and results, manufacturing and other processes, trade secrets, know how, inventions, ideas, conceptions, mask work, designs, technology, proprietary data or information, formulae, and manufacturing, engineering, and other technical information, whether owned by the Acquired Subsidiaries or licensed to the Acquired Subsidiaries by third parties or Affiliates, (iii) all copyrights (registered or otherwise) and registrations and applications for registration thereof owned or licensed by any Acquired Subsidiary, (iv) all copies and tangible embodiments of all the foregoing, in whatever form or medium, (v) all notebooks, records, reports, and data relating thereto, (vi) all applications and registrations for any of the foregoing, (vii) all trademarks, trade names, service marks, trade dress, logos, and corporate names (including the name Rheox and any derivatives thereof), or any applications and registrations for any of the



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





foregoing, in each case as listed on Schedule 5.1.12(b) hereto, (viii) except as may otherwise be provided in the transition services agreement described in more detail on Exhibit B hereto, all computer programs, software and databases licensed by any Acquired Subsidiary from third parties, (ix) all copies and tangible embodiments of all the foregoing, in whatever form of medium, and (x) all rights to sue for present and past infringement of any of the foregoing.

              5.1.13.Sufficiency and Condition of Assets. The Purchased Assets constitute all of the rights, properties, and assets of every kind, character, and description, wherever located and whether tangible or intangible, real or personal, or fixed or contingent, that are owned, held, used, conceived, developed, or offered for sale or license by Seller or RII in connection with the conduct of the Business as presently conducted, except the Excluded Assets; provided, however, that such representations and warranties with respect to Intellectual Property are provided in Section 5.1.12(a) above. All the Purchased Assets and all of the assets held or used by the Subsidiaries are in good operating condition and repair, subject to normal wear, maintenance, and obsolescence and are usable in the regular and ordinary course of business.
Schedule 5.1.13 lists all material business arrangements between any Affiliates of Seller or Parent, on the one hand, and Seller and the Subsidiaries, on the other hand. Schedule 5.1.13 lists those material assets, tangible or intangible, owned by any Affiliate of Seller or Parent which are used in the Business of any of Seller and the Subsidiaries.

              5.1.14.Real Property.

              (a) Title to Owned Real Property. At Closing, title to the Owned Real Property and to all real property owned by the Acquired Subsidiaries and Enenco listed and described on Schedule 5.1.14(a), together with all appurtenant easements thereunto and all structures, fixtures, and improvements located thereon, and any minerals and mining rights with respect thereto (the "Other Owned Real Property") shall be good and marketable, free and clear of all Liens and other matters affecting Seller's, the Subsidiaries' or Enenco's title to or possession of such Owned Real Property and other Owned Real Property, including, but not limited to, all encroachments, boundary disputes, covenants, restrictions, burdens, conditions, servitudes, occupancy rights, charges, diligences, easements, rights of way, mortgages, security interests, leases, encumbrances and title objections, excepting only the Permitted Liens and such easements, restrictions, and covenants presently of record, which easements, restrictions, and covenants are listed on Schedule 5.1.14(a). Without limiting the generality of the foregoing, to Parent's and Seller's knowledge, all unpatented mining claims included in the Owned Real Property are believed by Seller to be properly located, have been properly maintained, and in good standing. At Closing, (i) title to the Owned Real Property shall be insurable by Lawyers Title Insurance Company, pursuant to the most recent version of the ALTA Owner's form of policy, and (ii) title to the Other Owned Real Property owned by the Acquired Subsidiaries (to the extent available in the country in which such Other Owned Real Property is located) shall be insurable by a title insurance company selected by Purchaser pursuant to such owner's form of policy as is customary in such country at such insurer's customary rates, in each case free of all exceptions except the aforesaid easements, restrictions, and covenants; provided that, in the case of each of the foregoing clauses (i) and (ii), Parent and Seller make no representation as to the availability of such title insurance to the extent that Purchaser seeks to obtain title insurance in an amount and scope that is more comprehensive in the aggregate than the title insurance obtained by Chase Manhattan Bank pursuant to the title policies listed on Schedule 5.1.14(a).

              (b) Leased Real Property. With respect to the Leased Real Property and all real property leased by any Acquired Subsidiary and Enenco (the "Other Leased Real Property" and, together with the Other Owned Real Property, the "Other Real Property"):

                        (i)Schedule 5.1.14(b) describes each Real Property Lease and each lease with respect to the Other Leased Real Property ("Other Real Property Leases") by listing the name of the landlord or sublandlord, a description of the leased premises, and the commencement and expiration dates of the current term;

                       (ii)each Real Property Lease and each Other Real Property Lease is, and at Closing shall be, in full force and effect and, except as contemplated hereby, has not been assigned, modified, supplemented, or amended, and none of Seller, the Subsidiaries or Enenco is in default (with or without notice or lapse of time, or both) under any of the Real Property Leases or Other Real Property Leases; and

                     (iii)the applicable Acquired Subsidiary has good and marketable title to the real property lease located in Livingston, Scotland.

              (c) Utility Services. The water, electric, gas, and sewer utility services and the septic tank and storm drainage facilities currently available to each material parcel of the Real Property and Other Real Property are adequate for the present use of the Real Property and Other Real Property by Seller, the Subsidiaries, and Enenco, are not being appropriated by Seller, any Subsidiary, or Enenco but rather are being supplied to Seller, the Subsidiaries, and Enenco by utility companies or municipalities, and to the knowledge of Parent and Seller there is no condition which could reasonably be expected to result in the termination of the present access from the Real Property or the Other Real Property to such utility services and other facilities, except where the termination would not have a Material Adverse Effect.

              (d) Assessments or Hazards. None of Seller, any Subsidiary, or Enenco has received any written notices from any Governmental Entity that the assessed value of any material parcel of the Real Property or Other Real Property has been determined to be materially greater than that upon which county, township or school tax was paid for the 1996 tax year applicable to each such tax, or, within past twelve months, in writing from any insurance carrier of Seller, any Subsidiary, or Enenco of fire hazards with respect to the Real Property or Other Real Property, except as set forth on
Schedule 5.1.14 hereto.

              (e) Eminent Domain. None of Seller, any Subsidiary, or Enenco has received any written notices from any Governmental Entity having the power of eminent domain over the Real Property or the Other Real Property that such Governmental Entity has commenced or intends to exercise the power of eminent domain or a similar power with respect to all or any material part of the Real Property or Other Real Property.

              (f) No Violations. To the knowledge of Seller and Parent, the Real Property or Other Real Property and the present uses thereof comply in all material respects with all applicable Laws, and none of Seller, any Subsidiary, or Enenco has received any written notices from any Governmental Entity that the Real Property or Other Real Property or any improvements erected or situate thereon, or the uses conducted thereon or therein, violate any applicable Laws, except for violations that could not reasonably be expected to have a Material Adverse Effect.

              (g) Flood Plain. To the knowledge of Seller and Parent, and except as set forth on Schedule 5.1.14(g), no material part of the Real Property or Other Real Property (other than the Hightstown leased property) contains, is located within, or abuts any flood plain, navigable water, or other body of water, tideland, wetland, marshland, or any other area which is subject to special state, federal, or municipal regulation, control, or protection.

              5.1.15.Insurance. Set forth in Schedule 5.1.15 is a list of all fire, liability, and other forms of insurance and all fidelity bonds held by or applicable to Seller, the Subsidiaries, the Purchased Assets, the Business, or Enenco setting forth, in respect of each such policy, the policy name, policy number, carrier, term, type of coverage, and annual premium. Except as noted on
Schedule 5.1.15, all such insurance will remain, to the knowledge of Seller and Parent, in full force and effect with respect to periods before the Closing; provided, that Parent and Seller will continue to pay premiums on policies held by or applicable to Seller and RII when due and will not otherwise take any action to modify or cancel any such insurance policies except for renewals or replacements of such policies made in the ordinary course of business. To the knowledge of Seller and Parent, no event has occurred, including, without limitation, the failure by Seller, or any Subsidiary or Enenco to give any notice or information or Seller, any Subsidiary, or Enenco giving any inaccurate or erroneous notice or information, which materially limits or impairs the rights of Seller, such Subsidiary, or Enenco under any such insurance policies.

              5.1.16.Conduct of the Business Since the Interim Balance Sheet Date. Since the Interim Balance Sheet Date neither Seller, any Subsidiary or, in case of clauses (a), (c), (d), (i), or (j), Enenco has:

              (a) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or material loss to it or its assets or properties;

              (b) sold, encumbered, assigned, or transferred any of its assets or properties (to the extent, in the case of Seller and RII, such assets or properties would have been included in the Purchased Assets), except for the replacement or betterment of equipment and the sale of Inventory in the ordinary course of business consistent with past practice;

              (c) made or suffered any amendment or termination (other than in accordance with its terms) of any Contract listed on Schedule 5.1.10(a), Permit, or Other Permit (as defined in Section 5.1.21), or canceled, modified, or waived any substantial debts or claims held by it or waived any rights of material value, whether or not in the ordinary course of business;

              (d) suffered any damage, destruction, or loss, whether or not covered by insurance, of any item or items carried on its books of account individually or in the aggregate at more than $250,000, or suffered any repeated, recurring, or prolonged shortage, cessation, or interruption of supplies or utility or other services required to conduct the Business;

              (e) received notice of any actual, or written notice of any threatened, labor trouble, strike, or other material occurrence, event, or condition of any similar character;

              (f) made binding commitments or Contracts for capital expenditures or capital additions or betterments exceeding the amounts specified in
      Schedule 5.1.16(f), except such as may be involved in ordinary repair, maintenance, or replacement of the Purchased Assets or assets or properties of any Acquired Subsidiaries;

              (g) except in the ordinary course of business consistent with past practice, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled;



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





              (h) except where the effect of the change would not be material, changed any of the accounting principles followed by it or the methods of applying such principles;

              (i) entered into any transaction other than in the ordinary course of business consistent with past practice involving in excess of $100,000 individually or $250,000 in the aggregate; or

              (j) suffered any event or circumstance that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

              5.1.17.Customers and Suppliers. Schedule 5.1.17 sets forth (a) a list of the ten largest customers (excluding customers which are distributors or agents, but including sales known to be through distributors or agents) of Seller and the Subsidiaries (taken as a whole) based on sales during the fiscal year ended December 31, 1996 and forecast sales for the year ended December 31, 1997, showing the approximate total sales by Seller and the Subsidiaries to each such customer during such periods, and (b) a list of the nine largest suppliers of Seller and the Subsidiaries (taken as a whole) based on purchases during the fiscal year ended December 31, 1996, and the nine months ended September 30, 1997 showing the approximate total purchases by Seller and the Subsidiaries from each such supplier during such periods.

              5.1.18.Labor Matters.

              (a) Seller is a not a party to or bound by any written employment, consulting, collective bargaining agreement or other labor agreement, except as set forth on Schedule 5.1.18(a). A copy of each such agreement has been provided to Purchaser or included in the data room in Hightstown, New Jersey.

              (b) Schedule 5.1.18(b) hereto contains a true and complete list of all persons currently employed by the Seller solely in connection with the Business as of December 29, 1997, including position, date of hire, salary or hourly wage rate, a description of material compensation arrangements (other than employee benefit plans set forth in Schedule 5.1.19), and a list of other material terms of any and all agreements affecting such persons.

              (c) Except as described on Schedule 5.1.18(c), Seller has not agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of Seller's employees. Neither Parent nor Seller has any knowledge of any organizational effort currently being made or threatened in writing by or on behalf of any labor union with respect to employees of the Seller. There is



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





no labor strike, slowdown, work stoppage, or lockout actually pending or, to the knowledge of Parent and Seller, threatened within the preceding 12 months against Seller.

              (d) Except as described on Schedule 5.1.18(d), Seller (i) does not have any written personnel policy applicable to Employees, (ii) is not or within the past 5 years has not been in violation in any material respect of any applicable Laws regarding employment and employment practices, including without limitation, those Laws relating to terms and conditions of employment, wages, and hours, occupational safety and health and workers' compensation or is engaged in any unfair labor practices, (iii) does not have any unfair labor practice charges or complaints pending or threatened in writing against it before the National Labor Relations Board, (iv) does not have any grievances pending or, to the knowledge of Parent and Seller, threatened in writing against it, and (v) does not have any charges pending before the Equal Employment Opportunity Commission of any state or local agency responsible for the prevention of unlawful employment practices.

              5.1.19.Employee Benefit Plans.

              (a) All "employee benefit plans," as defined by Section 3(3) of ERISA (including non-United States plans which are not subject to ERISA), and all bonus or other incentive compensation, severance, disability, salary continuation, vacation, holiday, educational assistance, and service award plan, policy, or agreement as to which the Seller has any obligation or liability (contingent or otherwise) with respect to Employees or Subsidiary Employees (the "Employee Plans") are listed on Schedule 5.1.19(a). Schedule 5.1.19(a) identifies the Employee Plans separately for each country.

              (b) Seller has provided to Purchaser or included in the data room in Hightstown, New Jersey, a correct and complete copy of the applicable plan documents (except for post-retirement medical benefit and life insurance plans), summary plan descriptions, and collective bargaining agreements pertaining to post-retirement medical and life insurance benefit obligations to bargaining unit Employees and Subsidiary Employees. Seller has provided, or will prior to Closing provide, to Purchaser or, with respect to clause (ii) hereof, set forth on Schedule 5.1.19(b) is, a correct and complete list of all (i) current Employees and Subsidiary Employees, together with their date of hire, date of birth, salary or hourly wage rate, and work location and (ii) former bargaining unit Employees who are currently receiving post-retirement medical or life insurance benefits.

              (c) For purposes of this Agreement, (i) "Employees" shall mean (x) current or former living employees of Seller, and (y) current employees of Kronos Titan GmbH, Kronos International, Inc., Kronos Canada, Inc., and Societe Industriele du Titane, SA, who perform and had performed services solely with respect to the business of the Seller and Acquired Subsidiaries, and (ii) "Subsidiary Employees" shall mean current or former living employees of Acquired Subsidiaries.

              5.1.20.Litigation; Decrees.

              (a) There are no judicial or administrative actions, proceedings, or investigations pending or, to Parent's or Seller's knowledge, currently threatened that question the validity of this Agreement or any action taken or to be taken by Seller or any Subsidiary in connection with this Agreement. Except as listed or described on Schedules 5.1.20(a), there are no (i) lawsuits, written claims, administrative, or other proceedings or investigations relating to the conduct of the Business or Enenco pending or, to Seller's or Parent's knowledge, currently threatened by, against, or affecting Seller, any Subsidiary, any of the Purchased Assets or Enenco or (ii) judgments, orders, or decrees of any Governmental Entity binding on the Seller, any Subsidiary, any of the Purchased Assets, or Enenco.

              (b) All lawsuits within the past 3 years asserting that any product manufactured or sold by Seller or any Subsidiary in the conduct of the Business was defective or caused any injury or harm to any person, including without limitations all such claims and allegations relating to returns, warranty claims, failure to warn, breach of warranties of merchantability or fitness for any purpose or use, or similar matters are described on Schedule 5.1.20(b). Schedule 5.1.20(b) sets forth, to the knowledge of Parent and Seller, all complaints by customers of Seller and its Subsidiaries within the past twelve months that products sold by Seller and its Subsidiaries have failed to perform as anticipated.

              5.1.21.Compliance With Law; Permits. To the knowledge of Parent and Seller, Seller, the Subsidiaries, and Enenco have complied with each Law to which Seller, any Subsidiary, Enenco, or its business, operations, assets, or properties is subject and is not currently in violation in any respect of any of the foregoing, except where the failure to comply or where such violation could not reasonably be expected to have a Material Adverse Effect. To the knowledge of Parent and Seller, Seller, each Subsidiary, and Enenco owns, holds, possesses, or lawfully uses in the operation of its business all Permits and Other Permits, as applicable, which are necessary for it to conduct its business as now conducted or for the ownership and use of its assets, except where the failure to own, hold, possess, or lawfully use any such Permit could not reasonably be expected to have a Material Adverse Effect. All Permits are listed and described on Schedule 1.1.8, and all licenses, permits, franchises, authorizations, orders, registrations, certificates, variances, approvals, and similar rights of any Acquired Subsidiary or Enenco issued by any Governmental Entity (collectively, "Other Permits") are listed on Schedule 5.1.21(a). None of Seller, any Subsidiary, or Enenco is in default, nor has any of Seller, Parent, any Subsidiary or Enenco received any written notice of any claim of default, with respect to any Permits or Other Permits, listed on Schedule 5.1.21(a)(1) hereto, except for such defaults that could not reasonably be expected to have a Material Adverse Effect. To the knowledge of Seller and Parent, no shareholder, director, officer, employee, or former employee of Seller, any Subsidiary, or any Affiliates of Seller or any Subsidiary, or any other Person, owns or has any material proprietary, financial, or other direct interest in any Permits or any Other Permits which Seller or any Subsidiary owns, possesses, or uses in the operation of the Business.

              5.1.22.Environmental Matters. Except as set forth in Schedule 5.1.22, to the knowledge of Patent and Seller:

              (a) the operation of the Business and the operation of Enenco's business is in compliance with all Environmental Laws applicable to the respective jurisdictions in which such Business or business is conducted, except where the failure to comply would not have a Material Adverse Effect;

              (b) (i) Seller, each Subsidiary, and Enenco has obtained and currently maintains all Environmental Permits necessary for its operations and is in compliance with such Environmental Permits, except where the failure to have such Environmental Permits or be in compliance therewith would not have a Material Adverse Effect, (ii) there are no judicial or administrative actions, proceedings or investigations pending or currently threatened to revoke such Environmental Permits, and (iii) neither Seller nor any Subsidiary has received any written notice from any Governmental Entity or written notice from any Person to the effect that there is lacking any material Environmental Permit required for the current use or operation of any property owned, operated, or leased by Seller, any Subsidiary, or Enenco;

              (c) there are no judicial or administrative actions, proceedings, or investigations pending or currently threatened against Seller, any Subsidiary, or Enenco alleging the violation of, or liability pursuant to, any Environmental Law or Environmental Permit, except for liabilities or violations which could not reasonably be expected to have a Material Adverse Effect;

              (d) none of Seller, any Subsidiary, or Enenco or, to Parent's or Seller's knowledge any predecessor of Seller, any Subsidiary, or Enenco has filed any material notice under any Environmental Law indicating past or present treatment, storage, or disposal of or reporting a Release or currently threatened Release of Hazardous Material into the environment, except for such Releases that could not reasonably be expected to have a Material Adverse Effect;

              (e) none of Seller, any Subsidiary, or Enenco or, to Parent's or Seller's knowledge, any of Seller's, any Subsidiary's, or Enenco's past or current facilities and operations or any predecessor of Seller, any Subsidiary, or Enenco, is subject to any outstanding written order, injunction, judgment, decree, ruling, assessment, or arbitration award or any agreement with any Governmental Entity or other Person, or to any federal, state, local, or foreign investigation respecting (i) Environmental Laws or (ii) the Release or currently threatened Release of any Hazardous Material, except in either case for such orders, injunctions, judgments, decrees, rulings, assessments, arbitration awards, or agreements which could not reasonably be expected to have a Material Adverse Effect;

              (f) all the Real Property or Other Real Property owned by Seller, any Subsidiary, or Enenco and all real property formerly owned, operated, or leased by Seller, any Subsidiary, or Enenco or any predecessor of Seller, any Subsidiary, or Enenco, is free of contamination by or from any Hazardous Materials, except for such contamination that could not reasonably be expected to have a Material Adverse Effect;

              (g) none of the operations of Seller, any Subsidiary, or Enenco or any predecessor of Seller, any Subsidiary, or Enenco or of any owner or operator of premises currently leased or operated by Seller, any Subsidiary, or Enenco involves or previously involved the generation, transportation, treatment, storage, or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state, local, or foreign equivalent, except for such as could not reasonably be expected to have a Material Adverse Effect; and

              (h) there is not now, nor has there been in the past, on, in, or under the Real Property or any Other Real Property currently or formerly owned, leased, or operated by Seller, any Subsidiary, Enenco or any predecessor of
Seller, any Subsidiary, or Enenco (i) any underground storage tanks, above-ground storage tanks, dikes, or impoundments, (ii) any asbestos-containing materials, (iii) any polychlorinated biphenyls or (iv) any radioactive substances, except where the presence of such items could not reasonably be expected to have a Material Adverse Effect.

              (i) No facts or  circumstances  exist  which could  reasonably  be expected to result in the Seller, any Subsidiary, or Enenco incurring Environmental Costs and Liabilities in an amount which could reasonably be expected to have a Material Adverse Effect.

              (j) For purposes of the foregoing Section 5.1.22:

              "Environmental Costs and Liabilities" shall mean any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs, and expenses (including reasonable fees, disbursements, and expenses of legal counsel, experts, engineers, and consultants and the costs of investigation and feasibility studies, remedial, or removal actions and cleanup activities) arising from or under any Environmental Law or any order or agreement now in effect with any Governmental Entity or other Person.

              "Environmental Law" means any Law as in effect on the Closing Date (including common law) relating to the environment, natural resources, or public and employee health and safety and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. SS 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. SS 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. SS 6901, et seq., the Clean Water Act, 33 U.S.C. SS 1251 et seq., the Clean Air Act, 33 U.S.C. SS 2601, et seq., the Toxic Substances Control Act, 15 U.S.C. SS 2601, et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. SS 136, et seq., the Oil
      Pollution Act of 1990, 33 U.S.C. SS 2701, et seq., the Federal Safe Drinking Water Act, 42 U.S.C. SS 300F, et seq., and the Occupational Safety and Health Act, 29 U.S.C. SS651, et, seq.; as such Laws have been amended or supplemented through the Closing Date, and the regulations promulgated pursuant thereto through the Closing Date, and all analogous state or local statutes in effect on the Closing Date.

              "Environmental Permit" means any permit, approval,  authorization,
      license,  variance,   registration,   or  permission  required  under  any
      applicable Environmental Law.

              "Hazardous Material" means any substance, material, or waste which is regulated by any Governmental Entity as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous substance," "restricted hazardous waste," "contaminant," "toxic waste," or "toxic substance" under any provision of Environmental Law, which includes, but is not limited to, petroleum, petroleum products (including crude oil and any fraction thereof), asbestos, asbestos-containing materials, urea formaldehyde, and polychlorinated biphenyls.

              "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration on or into the environment or out of any property.

              5.1.23.Taxes.

              (a) All Tax Returns (as defined in Section 5.1.23(g)) that are required to be filed on or before the date hereof by Seller, any Subsidiary, or Enenco have been duly filed on a timely basis with the appropriate Federal, state, local and foreign governments or foreign agencies. All such Tax Returns were complete and accurate in all material respects. Except as described in
Schedule 5.1.23(a), all Taxes owed by Seller, any Subsidiary or Enenco have been paid by it, whether or not such Taxes are disputed. Except as described in
Schedule 5.1.23(a), none of Seller, any Subsidiary, or Enenco has executed or filed with the Internal Revenue Service or any other taxing authority any agreement extending the period for filing any Tax Return.

              (b) Except as described in Schedule 5.1.23(b), no claim for assessment or collection of Taxes has been asserted against Seller, any Subsidiary, or Enenco. Except as described in Schedule 5.1.23(b), none of Seller, any Subsidiary, or Enenco is a party to any pending action, proceeding, audit, or investigation by any Governmental Entity for the assessment or collection of Taxes nor does Parent or Seller have knowledge of any such currently threatened action, proceeding, or investigation.

              (c) Except as described in Schedule 5.1.23(c), no waivers of statutes of limitation in respect of any Tax Returns have been given or requested by Seller, any Subsidiary, or Enenco, nor has Seller, any Subsidiary, or Enenco agreed to any extension of time with respect to a Tax assessment or deficiency. To the knowledge of Parent and Seller, no claim has been made by a Governmental Entity in a jurisdiction where Seller, any Subsidiary, or Enenco does not currently file Tax Returns that it is or may be subject to taxation by that jurisdiction nor is Seller or Parent aware that any such assertion of jurisdiction is currently threatened. No security interests have been imposed upon or asserted against any of the Purchased Assets as a result of or in connection with any failure, or alleged failure, to pay any Tax.

              (d) Each of Seller, the Subsidiaries, and Enenco has withheld and paid all Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor, or other third party.

              (e) The performance of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent event) result in any payment that would constitute an "excess parachute payment" within the meaning of Section 280G of the Code. None of the Purchased Assets is (i) "tax-exempt use" property within the meaning of Section 168(h) of the Code; (ii) required to be treated as owned by another person pursuant to the provisions of
Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; or (iii) "tax exempt bond financed property" within the meaning of Section 168(g) of the Code.

              (f) Except as described in Schedule 5.1.23(f), none of Seller, any Subsidiary, or Enenco is a party to any tax allocation agreement, tax sharing agreement, tax indemnity agreement, or similar agreement, arrangement, or practice with respect to Taxes (including any advance pricing agreement, closing agreement, private letter ruling, or other agreement relating to Taxes with any Tax authority). Notwithstanding the foregoing, each of Seller, RII, and RIMC is a party to an Income Tax sharing agreement with Parent.

              (g) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean all federal, state, local, or foreign Income Taxes, payroll, employee withholding, unemployment insurance, and social security contributions (of whatever nature, type, purpose and charged by whatever means), sales, use, service, service use, leasing, leasing use, excise, franchise, gross receipts, value added, alternative or add-on minimum, estimated, occupation, real and personal property, stamp, transfer, workers' compensation, severance, windfall profits, environmental including taxes under Section 59A of the Code), or other tax of the same or of a similar nature, including any interest, penalty, or addition thereto, whether disputed or not. The term "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes or any amendment thereto, and including any schedule or attachment thereto.

              (h) Neither the Seller nor RII is a foreign person within the meaning of Section 1445 of the Code.

              5.1.24.Certain Business Practices and Regulations.

              (a) To the knowledge of Seller and Parent, none of Seller, any Subsidiary, Enenco, or any directors, officers, agents, or employees of Seller or any Subsidiary has (i) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity,
(ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) in their capacity as directors, officers, agents, or employees of Seller or any Subsidiary made any other unlawful payment.

              (b) To the knowledge of Parent and Seller,  except as disclosed on
Schedule 5.1.24, none of (i) the officers or directors of Parent, or of any Subsidiary or entity controlled by any of the foregoing, (ii) any security holder who is known to the Parent to own of record or beneficially more than five percent of any class of the Parent's voting securities, or (iii) any member of the immediate family of any of the foregoing persons, has a direct or indirect material interest in any transaction or series of transactions to which the Seller or any of its Subsidiaries is or is to be a party, in which the amount involved exceeds $60,000. Terms in this subsection not otherwise defined in this Agreement have the meanings given them in Item 404 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission as in effect on the Closing Date.

              5.1.25.Warranties and Returns. Schedule 5.1.25 sets forth a summary of present practices and policies followed by Seller and its Subsidiaries with respect to guarantees, warranties, and servicing of any products manufactured or sold and services rendered by it. Except as set forth on Schedule 5.1.25, to the knowledge of Parent and Seller, there are no written statements, citations, or decisions by any Governmental Entity stating that any product actually sold by Seller or any Subsidiary is defective or unsafe or fails to meet any standards promulgated by any such person within the past 3 years. Except as set forth on

Schedule 5.1.25, there is not presently, nor has there been, any failure of a product sold by Seller or any Subsidiary such as to require a general recall or replacement campaign with respect to such product or a reformulation or change of such product. Except as set forth on Schedule 5.1.25, to the knowledge of Parent or Seller, there is no (a) fact relating to any product of Seller or any Subsidiary that may reasonably be expected to impose upon Seller or any Subsidiary a duty to recall any such product or a duty to warn customers of a defect in any such product, (b) material design, manufacturing, or other defect in any such product, or (c) material liability for warranty claims, returns, or servicing with respect to any such product not fully reflected on the Interim Balance Sheet.

              5.1.26.No Implied Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER SELLER NOR PARENT NOR ANY SUBSIDIARY MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF SELLER OR ANY OF THE ASSETS, LIABILITIES OR OPERATIONS OF SELLER OR ANY SUBSIDIARY, INCLUDING, WITHOUT LIMITATION, ANY
IMPLIED REPRESENTATION OR WARRANTY AS TO THE CONDITION, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND PURCHASER, H&C AND H&C AMERICA EXPRESSLY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY.

              5.1.27.Parent's or Seller's Knowledge. As used in this Article V, the terms "to Parent's knowledge," "to Seller's knowledge," and similar words or phrases shall mean the actual knowledge, after due inquiry, of the persons listed on Schedule 5.1.27.

      5.2. Representations and Warranties of H&C, H&C America and Purchaser. Each of H&C, H&C America and Purchaser, jointly and severally, makes the following representations and warranties to Parent and Seller, each of which is true and correct as of the date hereof and shall be true and correct as of the Closing Date and, except as otherwise provided in Section 10.1, shall be unaffected by any investigation heretofore or hereafter made by Parent or Seller.

              5.2.1.  Corporate  Organization.  Each of  H&C,  H&C  America  and
Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the state or jurisdiction of its organization and has the requisite corporate power and authority to own, lease, or otherwise hold its properties and assets and to carry on its business as presently conducted.

              5.2.2. Authorization and Effect of Agreement. Each of H&C, H&C America and Purchaser has the requisite corporate power to execute and deliver this Agreement and the agreements to be entered into by them at the Closing pursuant hereto (the

"Purchaser Ancillary Documents") and to perform the transactions contemplated hereby and thereby to be performed by it. The execution and delivery by each of H&C, H&C America and Purchaser of this Agreement and the Purchaser Ancillary Documents and the performance by it of the transactions contemplated hereby and thereby to be performed by it have been or, in the case of the Purchaser Ancillary documents, will at the Closing be, duly authorized by all necessary corporate action on the part of each of H&C, H&C America and Purchaser. This Agreement has been, and each Purchaser Ancillary Document will at the Closing be, duly executed and delivered by duly authorized officers of each of H&C, H&C America and Purchaser and, assuming the due execution and delivery of this Agreement and, as applicable, any Purchaser Ancillary Document, by Parent and Seller, constitutes a valid and binding obligation of Purchaser, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar Laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

              5.2.3. No Restrictions Against Purchase of the Assets. The execution and delivery of this Agreement and each Purchaser Ancillary Document by each of H&C, H&C America and Purchaser does not or, in the case of the Purchaser Ancillary Documents will not, and the performance by each of H&C, H&C America and Purchaser of the transactions contemplated hereby or thereby to be performed by it will not (a) conflict with the certificate or articles of incorporation (or other organizational documents) or by-laws of H&C, H&C America or Purchaser, (b) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, any provision of any contract or permit to which H&C, H&C America or Purchaser is a party or by which it is bound, or (c) constitute a violation of any Law, except in the case of clauses (b) or (c) above, for such conflicts, violations, breaches, or defaults that would not, individually or in the aggregate, (i) materially impair the ability of Purchaser to perform its obligations hereunder or (ii) prevent or materially delay the consummation of the purchase and sale of the Purchased Assets contemplated hereby. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Entity is required to be obtained or made by or with respect to H&C, H&C America or Purchaser in connection with the execution and delivery of this Agreement by H&C, H&C America or Purchaser or the performance by H&C, H&C America or Purchaser of the transactions contemplated hereby to be performed by it, except for (i) such of the foregoing are listed or described on Schedule 5.2.3 and (ii) any filings, if required, with the Federal Trade Commission or Department or Justice pursuant to the HSR Act.

                      ARTICLE VI.  PRE-CLOSING COVENANTS

      6.1. Access to Information. Prior to the Closing, upon reasonable notice from Purchaser to Seller, and subject to the provisions of that certain confidentiality agreement between Parent and H&C dated as of September 29, 1997, Seller will afford to the officers, attorneys, accountants, or other authorized representatives (including, without limitation, environmental consultants) of Purchaser reasonable access, after consultation with Seller, during normal business hours to the employees, the Purchased Assets, facilities, and the books and records of Seller and its Subsidiaries so as to afford Purchaser a full opportunity to make such review, examination, and investigation of the Business as Purchaser may desire to make, including without limitation an environmental evaluation of Seller and its Subsidiaries reasonably satisfactory to Seller and Parent. Purchaser will be permitted to make extracts from or to make copies of such books and records as may be reasonably necessary in connection therewith. Prior to the Closing, and subject to the provisions of that certain confidentiality agreement between Parent and H&C dated as of September 29, 1997, Seller will promptly furnish or cause to be furnished to Purchaser such financial and operating data and other information as Purchaser may reasonably request.

      6.2. Conduct of Business. Except (x) as set forth in Schedule 6.2, or (y) as consented to by H&C, H&C America and Purchaser in writing, during the period from the date of the Agreement and continuing until the Closing, Seller will and will cause the Subsidiaries to, and will use commercially reasonable efforts to cause Enenco (to the extent it has the power to do so) to, (i) conduct the Business and the business of Enenco only in the ordinary course of business and consistent with past practices, (ii) maintain in good repair all of the Purchased Assets and, in the case of Enenco, all of Enenco's assets, and (iii) preserve intact the Seller's, its Subsidiaries' and Enenco's present business operations, keep available the services of the Seller's, its Subsidiaries' and Enenco's officers and employees, and preserve the Seller's, its Subsidiaries' and Enenco's relationships with suppliers, customers, licensors, and others having business relationships with the Seller, any Subsidiary or Enenco. Without limiting the generality of the foregoing, the Seller will and will cause the Subsidiaries to:

              (a) not fail to pay or discharge when due any liabilities of which the failure to pay or discharge may reasonably be expected to cause any material damage or material loss to it or any of the Purchased Assets;

              (b) not sell, assign, or transfer any of the Purchased Assets, except in the ordinary course of business consistent with past practice, and not permit any of the Purchased Assets to be subjected to any Lien (other than the Permitted Liens);

              (c) except as expressly contemplated by this Agreement, not make or suffer any material amendment or termination of any Contract listed on Schedule

      5.1.10 or Permit or waive any rights of substantial value, except in the ordinary course of business;

              (d) not make commitments or Contracts for capital expenditures in excess of the amounts specified in Schedule 5.1.16(f), or except such as may be involved in ordinary repair, maintenance, or replacement of the Purchased Assets;

              (e) not acquire or agree to acquire any assets that would constitute Purchased Assets except in the ordinary course of business consistent with past practice;

              (f) not increase the salaries or other compensation of, or make any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or make any increase in, or any addition to, other benefits to which any of its employees may be entitled except in the ordinary course of business consistent with past practice;

              (g) except where the effect of such change would not be material, not change any of the accounting principles followed by it or the methods of applying such principles;

              (h) not take or omit to take any action as a result of which any representation or warranty of Parent or Seller in Article IV would be rendered untrue or incorrect if such representation or warranty were made immediately following the taking or failure to take such action;

              (i) not enter into any Contract or other transaction (except as contemplated by the Contracts specified in Schedule 5.1.10(a)(xiv) hereto) with Parent or any Affiliate of Parent or any officer or director of Parent or any Affiliate of Parent;

              (j) maintain its books, accounts, and records in the usual, regular, and ordinary manner or a basis consistent with prior years;

              (k) maintain in full force and effect all  insurance  described in
      Schedule 5.1.15, except for renewals and replacements in the ordinary course of business consistent with past practice;

              (l) not authorize, issue, or dispose of any shares of any Acquired Subsidiary's capital stock or other equity securities nor grant any option, warrant, or right calling for the authorization or issuance of such shares; and

              (m) not commit to any of the foregoing.

      6.3.    Notification.

              (a) Parent and Seller shall provide prompt written notice to H&C, H&C America and Purchaser, and H&C, H&C America and Purchaser shall provide prompt written notice to Parent and Seller (in each case within 5 business days), of any litigation, arbitration, or administrative proceeding pending or, to its knowledge, threatened against Parent, Seller, or any Subsidiary, on the one hand, or H&C, H&C America, or Purchaser, on the other hand, which challenges the transactions contemplated hereby.

              (b) Parent and Seller will promptly notify Purchaser (in any event within 15 business days) of any development or upon learning of additional information causing or which constitutes or would at the Closing constitute a breach of any of its representations and warranties contained in Sections 5.1.4 through 5.1.25 above. Unless Purchaser has the right to terminate this Agreement pursuant to Section 11.1 below by reason of the development or information and exercises that right pursuant to such Section 11.1 below, the written notice pursuant to this Section 6.3(b) will be deemed to have qualified the representations and warranties as to which such notice relates, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.

              (c) Each Party will give prompt written notice to the other Party of any material adverse development causing or which constitutes a breach of any of its own representations and warranties in Sections 5.1.1 through 5.1.3 and
5.2.1 through 5.2.3 above. No disclosure by any party pursuant to this Section 6.3(c), however, shall be deemed to amend or supplement the representations or warranties of that Party or to prevent or cure any misrepresentation or breach of warranty.

      6.4. Governmental Filings. Each of H&C, H&C America, and Purchaser, on the one hand, and Parent and Seller, on the other hand, shall as promptly as practicable following the execution and delivery of this Agreement, file with the United States Federal Trade Commission and the United States Department of Justice, the notification and report form under the HSR Act required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Each of H&C, H&C America and Purchaser, on the one hand, and Parent and Seller, on the other hand, shall as promptly as practicable comply with any other Laws of any country and the
European Union which are applicable to any of the transactions contemplated hereby and pursuant to which any consent, approval, order, or authorization of, or registration, declaration, or filing with any Governmental Entity or any other Person in connection with such transactions is necessary. Each of H&C, H&C America and Purchaser, on the one hand, and Parent and Seller, on the other hand, shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing, registration, or declaration which is necessary under the HSR Act or any other such Laws. Each of H&C, H&C America and Purchaser, on the one hand, and Parent and Seller, on the other hand, shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Entity, and shall comply promptly with any such inquiry or request.

      6.5. Third Party Consents. Each of H&C, H&C America, and Purchaser, on the one hand, and Parent and Seller, on the other hand, will cooperate and use their respective commercially reasonable efforts to obtain as promptly as practicable all consents, approvals, and waivers required by third Persons to transfer the Purchased Assets (including the Contracts, the Leased Real Property, the Permits, the Environmental Permits, and the Intellectual Property) to Purchaser in a manner that will avoid any default, conflict, or termination of rights in respect thereof.

      6.6. Compliance with Industrial Site Recovery Act. Seller will comply promptly with all requirements of the Industrial Site Recovery Act ("ISRA"), NJ Stat. Ann. SS 13:1K-7 et seq., in connection with the transactions contemplated by this Agreement as may be required by the New Jersey Department of Environmental Protection ("NJDEP") and shall take all actions necessary to cause the transaction contemplated hereby to be effected in compliance with ISRA. The Seller, after consultation with Purchaser, will determine which actions must be taken prior to or after the Closing to comply with ISRA, it being agreed that the scope, extent, and method of such actions are matters to be agreed upon by and between Seller (after consultation with Purchaser) and the NJDEP, provided that such actions do not unreasonably interfere with the use of the facilities by Purchaser. Seller will provide Purchaser with any documents to be submitted to the NJDEP in a reasonable time (in any event within five days or such shorter period necessary to meet the deadlines of NJDEP) prior to submission. All costs and expenses incurred in connection with compliance with ISRA, including reasonable attorneys fees, engineering and other professional or expert fees, prior to or after the Closing will be borne solely and exclusively by Seller. From and after the Closing Date, Purchaser will cooperate with Seller and will provide Seller access to the facilities at reasonable times in order to accomplish any actions required to comply with ISRA, in connection with this transaction, or in connection with ECRA/ISRA Case No. 86917.

      6.7. Confidentiality. Each of H&C, H&C America, and Purchaser, on the one hand, and Parent and Seller, on the other hand, shall keep confidential all information obtained by it or them with respect to the other in connection with this Agreement and the negotiations preceding this Agreement, and will use such information solely in connection with the transactions contemplated by this Agreement, and if the transactions contemplated hereby are not consummated, each shall, upon request, return to the other or destroy (and certify to the other that it has so destroyed), without retaining a copy thereof, any schedules, documents, or other written information, and any reports, notes, computer files, or other evidence, whether written or electronic, that reflect, refer to or contain such information obtained from the other in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, no party shall be required to keep confidential or return any information which (a) is required to be disclosed by Law, pursuant to an order or request of a judicial authority or Governmental Entity having competent jurisdiction, or pursuant to the rules and regulations of any national stock exchange applicable to the disclosing party and its Affiliates (provided the party seeking to disclose such information provides the other party with reasonable prior notice thereof), or
(b) which can be shown to have been generally available to the public otherwise than as a result of a breach of this Section 6.7.

      6.8. No Solicitation. Except for the transactions contemplated by this Agreement, from and after the date of this Agreement, neither Parent nor Seller shall, nor shall they authorize or permit any officer, director, or employee of, or any investment banker, attorney, accountant, or other representative retained by, Parent, Seller, or any Subsidiary to, directly or indirectly, solicit, initiate, encourage or entertain (including by way of furnishing information) discussions, inquiries, offers, or proposals, or participate in any discussions or negotiations for the purpose or with the intention of leading to any proposal or offer from any Person which constitutes or concerns, or may reasonably be expected to lead to, any proposal for a merger or other business combination involving Seller or any Subsidiary or any proposal or offer to acquire any of the outstanding shares of capital stock of Seller or any Subsidiary or any material portion of the Purchased Assets.

      6.9. Publicity. Prior to the Closing, no party to this Agreement will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of all other parties, which consent will not be unreasonably withheld; provided, however, that nothing herein will prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such party determines such action to be required by Law or the rules of any national stock exchange applicable to it or its Affiliates, in which event the party making such determination will allow all other parties a period of time that is reasonable under the circumstances to comment on such release or announcement in advance of its issuance.

      6.10. Satisfaction of Conditions. Without limiting the generality or effect of any provision of Article VII, prior to the Closing, each of the parties will use commercially reasonable efforts with due diligence and in good faith to satisfy promptly all conditions required hereby to be satisfied by such party in order to expedite the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, if any Governmental Entity having jurisdiction over any party issues or otherwise promulgates any injunction, decree, or similar order prior to the Closing which prohibits the consummation of the transactions contemplated hereby, the parties will use their respective commercially reasonable efforts to have such injunction dissolved or otherwise eliminated as promptly as possible and, prior to or after the Closing, to pursue the underlying litigation diligently and in good faith.

      6.11. Repayment of Indebtedness; Release of Liens. Parent and Seller shall, at or immediately prior to the Closing, cause each of the Acquired Subsidiaries to pay all amounts owing in respect of indebtedness including (A) all obligations of any Acquired Subsidiary for borrowed money or evidenced by bonds, debentures, notes, letters of credit, or similar instruments, (B) all obligations as lessee under capital leases, (C) all obligations to pay the deferred purchase price of property or securities, except accounts payable arising in the ordinary course of business consistent with past practice, and
(D) all similar obligations to others guaranteed by any Acquired Subsidiary or secured by a Lien or any of the assets of any Acquired Subsidiary. In addition, Parent and Seller shall, at or immediately prior to the Closing, cause each of the Acquired Subsidiaries to obtain the release of any Liens (other than Permitted Liens) on the properties and assets of the Acquired Subsidiaries.

      6.12. RII Distribution of Assets and Liabilities. Notwithstanding anything to the contrary contained in this Agreement, it is contemplated that Parent, Seller and RII will, prior to Closing, take or cause to be taken the following actions:

                        (i)RII will distribute to Seller, by dividend, all of its assets and liabilities (including, without limitation, the license from RIMC); and

                       (ii)RII will be dissolved or liquidated.

      6.13. Termination of Intercompany Agreements. Except as otherwise provided on Schedule 6.13, all Contracts entered into prior to the Closing Date between or among Parent, Seller, or RII or any Affiliate of Parent, Seller, or RII
(other than any Acquired Subsidiary), on the one hand, and any Acquired Subsidiary, on the other hand, shall be terminated at or prior to the Closing (without penalty, prejudice or cost to Purchaser).

      6.14. Cancellation of Intercompany Notes. Parent and Seller shall take such action as is necessary to cancel the intercompany notes of Rheox Ltd. and Rheox GmbH listed on Schedule 6.14 hereto (the "Intercompany Notes") in exchange for the issuance to Seller or RII of additional shares of capital stock of Rheox Ltd. or Rheox Gmbh, as the case may be. Upon issuance of such additional shares of capital stock, Seller shall promptly provide to Purchaser amended Schedules 5.1.2.B and 1.1.11.A to reflect the foregoing transactions.

                      ARTICLE VII.  CONDITIONS TO CLOSING

      7.1. Conditions Precedent to Obligations of Purchaser. The obligations of Purchaser under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to Closing, of all of the following conditions, any one or more of which may be waived at the option of Purchaser:

              7.1.1. Representations, Warranties and Covenants.

              (a) All representations and warranties of Parent and Seller made in this Agreement or in any Exhibit, Schedule, or document delivered pursuant hereto (including any Seller Ancillary Documents) which include any qualification or limitation with respect to materiality (whether by reference to "Material Adverse Effect" or otherwise) or any threshold amount (whether expressed individually or in the aggregate), shall be true and correct in all respects as of the date hereof and at and as of the Closing, and all representations and warranties of Parent and Seller made in this Agreement or in any Exhibit, Schedule, or document delivered pursuant hereto (including any Seller Ancillary Documents) which are not so qualified or otherwise limited with respect to materiality (whether by reference to "Material Adverse Effect" or otherwise) or any threshold amount (whether expressed individually or in the aggregate), shall be true and correct in all material respects as of the date hereof and at and as of the Closing, in each case with the same effect as though such representations and warranties were made at and as of the Closing.

              (b) Parent and Seller shall have performed and complied with, in all material respects, all the covenants and agreements required by this Agreement to be performed or complied with prior to the Closing.

              (c) H&C, H&C America, and Purchaser shall have received a certificate, dated as of the Closing Date, executed on behalf of Parent and Seller by authorized officers thereof, certifying in such detail as H&C, H&C America, and Purchaser may reasonably request that the conditions specified in Sections 7.1.1(a) and (b) hereof have been fulfilled.

              7.1.2. Closing Documents. Parent and Seller shall have delivered to H&C, the H&C Assignees, H&C America, and Purchaser the documents identified in Section 8.1.

              7.1.3. Governmental Consents or Approvals. Each of the approvals, consents, or waivers of any Governmental Entity listed on Schedules 5.1.4 and
5.2.3 shall have been obtained.

              7.1.4. HSR Act. If applicable, the waiting period under the HSR Act shall have expired or terminated.




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





              7.1.5.  No  Adverse  Proceedings.   No  suit,  action,  claim,  or
governmental proceeding shall be pending against, and no order, decree, or judgment of any court, agency, or Governmental Entity shall have been rendered against, any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

              7.1.6. Third Party Consents. The Seller shall have obtained and shall have delivered to H&C, H&C America, and Purchaser the third-party consents (which shall be in form and substance reasonably satisfactory to H&C, H&C America, and Purchaser and which in any event shall not, except with the prior written consent of H&C, H&C America, and Purchaser, be conditioned upon or subject to the payment of any additional consideration or modification of the terms of any Contract or Permit included within the Purchased Assets or any Other Permit) necessary to transfer the Purchased Assets listed on Schedule 7.1.6.

              7.1.7. Material Adverse Effect. Between the date of this Agreement and the Closing Date, there shall not have occurred any event or circumstance that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

              7.1.8. ISRA Compliance. Seller shall have obtained a writing executed by the NJDEP authorizing the transaction contemplated by this Agreement to occur in accordance with ISRA, including, without limitation, any of the following: (i) a determination that ISRA is not applicable to the transaction pursuant to N.J.A.C. 7:26B-2.2; (ii) an approval of a Negative Declaration;
(iii) an approval of a Remedial Action Workplan; (iv) a No Further Action letter as defined by N.J.S.A. 13:1K-9(d); (v) a Remedial Agreement pursuant to N.J.S.A. 13:1K-9(e); or (vi) an authorization to transfer operations pursuant to N.J.S.A. 13:1K-11.2 or N.J.S.A. 13:1K-11.5.

              7.1.9. Transitional Services Agreements. Parent and Seller shall have entered into the transitional services agreement(s) and other arrangements described in more detail on Exhibit B hereto.

              7.1.10.[Intentionally omitted].

              7.1.11.Purchaser's Shareholders Approval. H&C shall have obtained the requisite consent or vote of its shareholders to the consummation of the transactions contemplated hereby.

              7.1.12.Opinion of New Jersey Counsel. H&C, H&C America, and Purchaser shall have received the opinion of McCarter & English, special counsel to Parent, to the effect set forth on Exhibit D hereto.

              7.1.13.Tax Deeds. Parent and Seller shall have entered into the U.K. Tax Deed and German Tax Deed in the form attached hereto as Exhibit E-1 and E-2 hereto (the "Tax Deeds").

              7.1.14.NL Software License. Parent shall have entered into the NL Software License.


      7.2. Conditions Precedent to Obligations of Seller and Parent. The obligations of Seller and Parent under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived at the option of Seller and Parent:

              7.2.1. No Material Misrepresentation or Breach.

              (a) All representations and warranties of H&C, H&C America, and Purchaser made in this Agreement or in any Exhibit, Schedule, or document delivered pursuant hereto (including any Purchaser Ancillary Document), shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same effect as though such representations and warranties were made at and as of the Closing.

              (b) All of H&C, H&C America, and Purchaser shall have performed and complied with, in all material respects, all the covenants and agreements required by this Agreement to be performed or complied with prior to the Closing.

              (c) Parent and Seller shall have received a certificate, dated as of the Closing Date, executed on behalf of each of H&C, H&C America, and Purchaser by an authorized officer thereof, certifying in such detail as Parent and Seller may reasonably request that the conditions specified in Sections 7.2.1(a) and (b) have been fulfilled.

              7.2.2. Closing Documents. H&C, the H&C Assignees, H&C America, and Purchaser shall have delivered to Parent and Seller the documents and other items identified in Section 8.2.

              7.2.3. Governmental Consents or Approvals. Each of the approvals, consents, or waivers of any Governmental Entity listed on Schedules 5.1.4 and
5.2.3 shall have been obtained.

              7.2.4. HSR Act. If applicable, the waiting period under the HSR Act shall have expired or terminated.




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





              7.2.5.  No  Adverse  Proceedings.   No  suit,  action,  claim,  or
governmental proceeding shall be pending against, and no order, decree, or judgment of any court, agency, or other Governmental Entity shall have been rendered against, any party hereto which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

              7.2.6. Transitional Services Agreements. Purchaser (or one or more of its Affiliates) shall have entered into the transitional services agreement(s) and other arrangements described in more detail on Exhibit B hereto.

              7.2.7. Tax Deeds. H&C (or its designee or assignee) shall have entered into the Tax Deeds

              7.2.8. NL Software License. H&C (or an H&C Assignee) shall have entered into the NL Software License.


            ARTICLE VIII.  DOCUMENTS TO BE DELIVERED AT THE CLOSING

      8.1. Documents to be Delivered by Parent and Seller. At the Closing, Parent and Seller will deliver to H&C, the H&C Assignees, as applicable, H&C America, and Purchaser, and will cause the Subsidiaries to deliver to the H&C, H&C America, and Purchaser, the following, at the expense of Parent and Seller and in proper form for recording when appropriate:

              8.1.1. Transfer Documents. Such bills of sale, assignments, deeds, and other instruments of transfer as Purchaser may reasonably request conveying and transferring to Purchaser title to the Purchased Assets, which shall be in form and substance reasonably satisfactory to Purchaser, on the one hand, and Parent and Seller, on the other hand, including, without limitation, such instruments of transfer and other documents relating to the transfer of the shares of the Acquired Subsidiaries as are described in Schedules 8.1.1(a), 8.1.1(b), and 8.1.1(c).

              8.1.2. Certified Resolutions. Certified resolutions of the Boards of Directors of Parent, Seller, and RII approving the execution and delivery of this Agreement and the Seller Ancillary Documents and authorizing the consummation of the transactions contemplated hereby and thereby.

              8.1.3. Officer's Certificate. A certificate, dated the Closing Date, executed on behalf of the Parent and Seller in the form described in
Section 7.1.1.




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





              8.1.4. Good Standing Certificates. Governmental certificates showing that Seller and each Subsidiary is duly incorporated and in good standing in the state or jurisdiction of its incorporation and in good standing in each state listed on Schedule 5.1.1 or 5.1.2, as applicable, certified as of a date not more than 5 days before the Closing Date.

              8.1.5. Other Documents. Such additional information and materials as H&C, H&C America, and Purchaser shall reasonably request.

      8.2. Documents to be Delivered by Purchaser. At the Closing, H&C, the H&C Assignees, as applicable, H&C America and Purchaser will deliver to Parent and Seller, at the expense of H&C, H&C America and Purchaser:

              8.2.1. Purchase Price. A wire transfer of immediately available funds in the amount of the Unadjusted Purchase Price as provided in Section 3.1.

              8.2.2. Assumption Agreement. Such assumption agreements as Seller may reasonably request relating to Purchaser's assumption of the Assumed Liabilities.

              8.2.3. Certified Resolutions. Certified resolutions of the Board of Directors of H&C, H&C America, and Purchaser approving the execution and delivery of this Agreement and the Purchaser Ancillary Documents and authorizing the consummation of the transactions contemplated hereby and thereby.

              8.2.4. Officer's Certificate. A certificate, dated the Closing Date, executed on behalf of H&C, H&C America, and Purchaser in the form described in Section 7.2.1.

              8.2.5. Good Standing Certificates. Governmental certificates showing that each of H&C, H&C America, and Purchaser is duly incorporated and in good standing in the state of its incorporation certified as of a date not more than 5 days before the Closing Date

              8.2.6. Other Documents. Such additional information and materials as Seller shall reasonably request.


                      ARTICLE IX.  POST-CLOSING COVENANTS

      9.1.    Employee Benefits Plans and Practices.

              (a)    Employment.




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





              Bargaining Unit Employees. Purchaser shall assume on the Closing Date the collective bargaining agreements set forth on Schedule 5.1.18(a) and shall employ each of the United States bargaining unit Employees who are employed on the Closing Date and are covered by such agreements; provided, however, except to the extent of the amount accrued on the Closing Statement prepared in accordance with Section 3.2(c), Seller shall remain responsible for employee welfare benefits for U.S. bargaining unit Employees who are not actively at work on the Closing Date until the date such employees commence active work with Purchaser or any of its Affiliates.

              Non-Bargaining Unit Employees. All of the non-bargaining unit Employees (other than the individuals set forth on Schedule 9.1(a)) who are actively working on the Closing Date shall be offered employment with the Purchaser as of the Closing Date, and such Employees who continue employment after the Closing Date shall be hereafter referred to as "Continued Employees." Each such offer of employment to such non-bargaining unit Employees shall be at the same salary and cash bonus opportunity (in the aggregate) or hourly wage rate and position in effect on the Closing Date. Purchaser shall also offer employment to each non-bargaining unit Employee who is employed but is temporarily absent from active employment on the Closing Date upon termination of such temporary absence within 6 months following the Closing Date provided such Employee is able to perform the essential functions of the position he or she previously held with the Seller prior to such absence, and any such U.S. Employee shall be treated as a Continued Employee from and after his or her date of employment with Purchaser.

              (b)    [Intentionally Omitted]

              (c) Purchaser Benefit Plans. Effective immediately as of the Closing Date, except as otherwise specifically provided in this Section 9.1, Purchaser will provide or cause any of its subsidiaries to provide Continued Employees at such time with coverage initially under the applicable benefit plans described in Schedule 9.1(c) ("Purchaser Benefit Plans"). Purchaser has provided or will provide prior to Closing (to the extent available prior to Closing) a copy (or, if a copy is not available, a written description) of each Purchaser Benefit Plan to Seller.

              (d) Past Service Credit and Continued Credit. Purchaser shall amend the Purchaser Benefit Plans to the extent necessary or appropriate to credit Continued Employees under such plans for their period of employment with the Seller or any of its Subsidiaries or Affiliates solely for purposes of eligibility, vesting and eligibility for levels of benefits under such plans and will waive pre-existing conditions to the same extent waived by Seller under similar Employee Plans. Seller shall, subject to the Closing, fully vest Continued Employees in their accrued benefits under the Seller's retirement plans and continue to credit those Continued Employees who are presently eligible for early retirement with their service with Purchaser and its subsidiaries or affiliates solely for purposes of eligibility for early or normal retirement benefits under the Seller's retirement plans.

              (e) Unpaid Wages. On the Closing Date, Purchaser agrees that with respect to current bargaining unit Employees on the Closing Date and Continued Employees it shall be responsible and liable for (and Purchaser shall pay or cause the relevant subsidiary to pay in the ordinary course) solely to the extent accrued on the Closing Statement all accrued and unpaid wages for services rendered, vacation, and cash bonuses. Seller shall pay all other salary continuation payments (including, but not limited to, disability or paid leaves of absence) to Employees with respect to the period prior to their commencement of active work with Purchaser or any of its Affiliates.

              (f) Union Benefit Plans. In the case of contracts relating to employee benefits coverage for bargaining unit Employees, Purchaser may seek to adopt or cause a subsidiary to adopt substantially identical contracts with respect to the period following the Closing Date, and Seller shall reasonably cooperate with and assist Purchaser with respect to such contracts.

              (g) Medical and Death Benefits. Schedule 9.1.(g) lists the former bargaining unit Employees or their surviving spouses who are covered by post-retirement medical and life insurance benefits. Schedule 9.1.(g) lists the type of post-retirement medical and life insurance plan applicable to such former bargaining unit Employees (including the type of coverage (i.e., single or family).

                     (i) Seller shall provide post-retirement medical benefits in accordance with the current terms of the Employee Plans to any Continued Employee who retires from Purchaser or its Affiliates prior to 1999 and was eligible for such benefits if they had retired on the Closing Date.

                     (ii) Medical Claims. Seller shall continue to administer in accordance with past practices all claims for medical and dental services rendered before the Closing Date with respect to Employees.

              (h) 401(k) Plan. After the Seller receives a favorable determination by the Internal Revenue Service on the qualification of the NL Industries Retirement Savings Plan under Section 401 of the Code, Seller shall promptly cause such plan to transfer to Purchaser's 401(k) plan which Purchaser shall cause to accept such transfer, in a trust-to-trust transfer in compliance with applicable Laws, an amount in cash equal to the vested and non-vested account balances as of the last day of a calendar month of all Continued Employees and all bargaining unit Employees, together with earnings thereon at the applicable rate available under such plan to the actual date of transfer. Seller and Purchaser shall each provide the



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





other with reasonable assurances that its 401(k) plan qualifies under Section 401 of the Code. Purchaser shall cause its 401(k) plan to comply with Code
Section 411(d)(6) with respect to the amounts so transferred.

              (i) Amendment of Plans, Severance Pay. Nothing in this Agreement shall limit, subject to applicable Laws, Purchaser's right, at any time, to dismiss any or all Continued Employees or Subsidiary Employees at any time, with or without cause, and to change the terms and conditions of their employment (including compensation and employee benefits provided to them); provided that any such Continued Employee or Subsidiary Employee dismissed without cause within 12 months following the Closing Date shall be entitled to receive from Purchaser severance pay, in accordance with the severance policy disclosed on
Schedule 5.1.18 (a complete and correct copy of each such policy has been provided to Purchaser). Nothing in this Agreement shall preclude amendment or termination of any of Purchaser Benefit Plans or the Employee Plans, as to which Purchaser has no present intention to amend or terminate, at any time without notice to Employees or any other affected individual. Purchaser has no present intention to materially reduce the compensation of any Continued Employee or Subsidiary Employee after Closing.

              (j) Cooperation. Purchaser, Parent, Acquired Subsidiaries and Seller agree to cooperate in collecting and providing information as may be required by any of them in order to discharge its respective obligations under this Section 9.1. Purchaser, Parent, Acquired Subsidiaries and Seller each agrees to promptly make all payments and perform all obligations with respect to which they have retained liability under Section 9.1.

              (k) Employee Notices and Certificates. Purchaser shall be responsible for issuing certificates or notices in lieu of certificates intended to comply with the Health Insurance Portability and Accountability Act with respect to Continued Employees, and Seller and Purchaser shall reasonably cooperate with each other to ensure that such certificates or notices are timely provided to such Employees. Purchaser agrees not to take any action or omit to take any action in connection with the hiring process that would subject Seller to any responsibility or liability under the Workers Adjustment and Retraining Notification Act with respect to Continued Employees.

              (l) Withholding. Seller agrees to transfer to Purchaser any records (including, but not limited to, Forms W-4 and Employee Withholding Allowance Certificates) relating to withholding and payment of income and employment taxes (federal, state, and local) and FICA taxes with respect to wages paid by Seller during the current calendar year to Continued Employees. Purchaser agrees, to the extent permitted by applicable Law, to provide such employees with Forms W-2, Wage and Tax Statements for the current calendar year setting forth the wages and taxes withheld with respect to such employees for the current calendar year by Seller and Purchaser, as predecessor and successor employers, respectively.

Seller and Purchaser also agree to comply with the filing requirements set forth in Revenue Procedure 96-60 to implement this Section.

              (m) Insurance. Seller shall maintain through the last day of the calendar month in which the Closing Date occurs the insurance policies (and not administration service obligation contracts) in effect immediately prior to the Closing Date under the applicable Employee Plan.

              (n) No  Third  Party  Beneficiaries.  Nothing  contained  in  this
Section 9.1 shall be construed to grant to any Continued Employees a right to employment by Purchaser for any particular length of time or to otherwise provide to any such Continued Employee any rights or remedies under or by reason of this Agreement.

              (o) U.K. Pension Schedule. The parties will take such actions as may be required to be taken pursuant to the U.K. pension schedule attached hereto as Exhibit F, which schedule is deemed to be incorporated into this Agreement for all purposes (including for the purposes of Article X hereof).

      9.2. Maintenance of Books and Records. Seller shall and shall cause RII to, and Purchaser shall and shall cause each Acquired Subsidiary to, preserve until the eighth anniversary of the Closing Date all records possessed or to be possessed by such party relating to any of the assets or liabilities of the Business, or the operation of the Business, prior to the Closing Date. After the Closing Date, where there is a legitimate purpose, such party shall provide the other parties with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (a) the officers and employees of such party and (b) the books of account and records of such party, but, in each case, only to the extent relating to the assets, liabilities or business of the Business prior to the Closing Date, and the other parties and their representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party; and provided, further that, as to so much of such information as constitutes trade secrets or confidential business information of such party, the requesting party and its officers, directors, and representatives will use due care to not disclose such information except to the extent such information (a) is required to be disclosed by Law or pursuant to an order or request of a judicial authority or Governmental Entity having competent jurisdiction (provided the party seeking to disclose such information provides the other party or parties with reasonable prior notice thereof) or (b) which can be shown to have been generally available to the public otherwise than as a result of a breach of this Section 9.2. Such records may nevertheless be destroyed by a party if such party sends to the other parties written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed after the 30th day after such notice is given unless another party objects to the destruction, in which case the party seeking to destroy the records shall either agree to retain such records or deliver such records to the objecting party.

      9.3. Payments Received. After the Closing, Seller will and will cause RII to, and Purchaser will and will cause each Acquired Subsidiary to, hold and promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash), or other property that they may receive on or after the Closing which properly belongs to the other party, including without limitation any insurance proceeds, and will account to the other for all such receipts.

      From and after the Closing, Purchaser shall have the right and authority to endorse without recourse the name of Seller or RII on any check or other evidence of indebtedness received by the Purchaser on account of the Business or the Purchased Assets transferred to the Purchaser hereunder.

      9.4. Use of Name. From and after the Closing Date, Parent and Seller will, and will cause RII and each of its Affiliates to, sign such consents and take such other action as Purchaser shall reasonably request in order to permit Purchaser to use the name "Rheox," "Bentone," and variants thereof. From and after the Closing Date, Seller will not itself, and will cause RII and its Affiliates not to, use the name "Rheox," "Bentone," or any names similar thereto or variants thereof and shall use commercially reasonable efforts to promptly amend and cause RII and each Affiliate to amend its charter or other organizational documents to remove such reference.

      9.5. UCC Matters. From and after the Closing Date, Seller will and will cause RII to promptly refer all inquiries with respect to ownership of the Purchased Assets or the Business to Purchaser. In addition, Seller will and will cause RII to execute such documents and financing and termination statements as Purchaser may reasonably request from time to time to evidence transfer of the Purchased Assets to Purchaser and the release of any Liens therefrom.

      9.6. Covenant Not to Compete. Until the fifth anniversary of the Closing Date (such period of time being referred to herein as the "Noncompetition Term"), each of Parent and Seller severally agrees to refrain from, anywhere in the world, directly or indirectly through any controlled Affiliate (whether individually or as a principal, officer, director, employee, shareholder, investor, consultant, advisor, partner, joint venturer, agent, equity owner, or in any other capacity whatsoever):

              (a) engaging or participating in any activity with respect to the development, manufacturing, marketing, and sale of rheological products or products using the same or similar chemistry ("Products") that compete with the Business as presently conducted; provided, however, that the foregoing shall not be construed to preclude Parent, Seller, or any of their respective Affiliates from (i) making any investments in the securities of any person, whether or not engaged in competition with the Business as presently conducted, to the extent that such securities are actively traded on a national securities exchange or in the over-the-counter market in the United States or any foreign securities exchange and such investment does not exceed five percent of the issued and outstanding shares of such Person or give Parent, Seller, or any of their respective Affiliates the right or power to control or participate directly in making the policy decisions of such Person or (ii) acquiring all or substantially all of the assets or voting stock of any person which is engaged primarily in a business not in competition with the Business as presently conducted but which has a direct or indirect division, subsidiary, or other business unit which competes with the Business (the "Competing Business Unit"), provided that Parent, Seller, or such Affiliates shall use their respective commercially reasonable efforts to sell or otherwise dispose of such Competing Business promptly following the consummation of such acquisition; or

              (b) causing or attempting to cause (A) any customer to whom the Business supplies Products to terminate any purchase or other similar Contract, or relationship with the Business after the Closing or to replace the Business as a supplier of Products, in whole or in part, with any other Person, or (B) any supplier from whom the Business purchases raw materials and other products to terminate any supply or other similar Contract or relationship with the Business; or

              (c) except as otherwise contemplated by this Agreement encouraging, soliciting, or inducing any manager, officer, supervisor, or other employee of the Business to terminate his or her employment relationship with the Business or to become employed by any Person other than the Business.

Each of Parent and Seller severally acknowledges that the geographic boundaries, scope of prohibited activities and the Noncompetition Term contained in this
Section 9.6 are reasonable and no broader than necessary to protect the investment by Purchaser in the Purchased Assets being acquired pursuant to this Agreement and Purchaser's and its Affiliates ongoing interests in the Business and do not and will not impose any unreasonable burden upon any of Parent, Seller, or their respective Affiliates. Each of Parent and Seller severally agree that (i) any breach by it of any of the provisions contained in this
Section 9.6 would cause irreparable damage to Purchaser for which monetary damages and other remedies at law may not be adequate, and (ii) Purchaser will be entitled to seek a restraining order, an injunction, specific performance, or other form of equitable or extraordinary relief from any court of competent jurisdiction to restrain any threatened or further breach of this Section 9.6 above or to require any of Parent or Seller to perform his or its respective obligations under this Section 9.6, which right to equitable or extraordinary relief will not be exclusive of but will be in addition to all other remedies to which Purchaser may be entitled under this Agreement, at law, or in equity (including, the right to recover monetary damages). As consideration for the agreements set forth in this Section 9.6, Purchaser agrees to pay to Parent at the Closing $20,000,000 by delivery of cash payable by wire transfer of immediately available funds.

      9.7.    Post-Closing Confidentiality.

              (a) For a period of 5 years after the Closing Date, Parent and Seller shall and shall cause RII, and shall cause their respective officers, directors, employees, affiliates, agents, and other representatives to, hold in confidence (and not release or disclose to any Person other than H&C, H&C America, and Purchaser and their respective authorized representatives) and not use for any purpose any (i) proprietary or other information regarding H&C, H&C America, Purchaser, or any of their respective affiliates described to Seller or Parent or any of the other foregoing persons in connection with the negotiation or preparation of this Agreement or otherwise in connection with the transactions contemplated hereby or (ii) proprietary or other information relating to the Purchased Assets or the Business that remains after the Closing in the possession of Parent or Seller or any of the other foregoing persons. Notwithstanding the foregoing, the confidentiality obligations of this Section 9.7(a) shall not apply to information which (x) is required to be disclosed by Law or pursuant to an order or request of a judicial authority or Governmental Entity having competent jurisdiction (provided Parent or Seller provides H&C, H&C America, and Purchaser with reasonable prior notice thereof), or (y) which can be shown to have been generally available to the public otherwise than as a result of a breach of this Section 9.7(a).

              (b) For a period of 5 years after the Closing Date, Purchaser, H&C America, and H&C shall and shall cause the Acquired Subsidiaries to, and shall cause their respective officers, directors, employees, affiliates, agents, and other representatives to, hold in confidence (and not release or disclose to any Person other than Parent or Seller and their authorized representatives) and not use for any purpose any proprietary or other information regarding Parent or Seller or any of their respective Affiliates (other than any of the Acquired Subsidiaries or any information relating to the Purchased Assets or Assumed Liabilities) disclosed to Purchaser, H&C America, H&C, or any of the other foregoing persons in connection with the negotiation or preparation of this Agreement or otherwise in connection with the transactions contemplated hereby. Notwithstanding the foregoing, the confidentiality obligations of this Section 9.7(b) shall not apply to information which (x) is required to be disclosed pursuant to Law or an order or request of a judicial authority or Governmental Entity having competent jurisdiction (provided Purchaser, H&C, or H&C America provides Parent and Seller with reasonable prior notice thereof), or (y) which can be shown to have been generally available to the public otherwise than as a result of a breach of this Section 9.7(b).




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





      9.8. Post-Closing Notifications. Each of H&C, H&C America, and Purchaser will, and will cause the Acquired Subsidiaries to, and Parent and Seller will, comply with any post-Closing notification or other requirements, to the extent then applicable to such party, of any antitrust, trade competition, investment, or control, export, or other Law of any Governmental Entity having jurisdiction over H&C, H&C America, Purchaser, Parent, Seller, or such Acquired Subsidiaries, as applicable.

      9.9. Transfer Taxes. All sales, use, transfer, stamp, conveyance, value added or other similar taxes, duties, excises or governmental charges imposed by any taxing jurisdiction, domestic or foreign, and all recording or filing fees, notarial fees, and other similar costs of Closing with respect to the transfer of the Purchased Assets or otherwise on account of this Agreement or the transactions contemplated hereby will be borne one-half by H&C and Purchaser and one-half by Parent and Seller.

      9.10. Insurance. With respect to any loss, liability, or damage relating to, resulting from, or arising out of the conduct of the Business on or prior to the Closing Date which constitutes an Assumed Liability and for which Seller or RII would be entitled to assert, or cause any Affiliate or other Person to assert, a claim for recovery under any policy of insurance maintained by or for the benefit of Seller or RII or Affiliate thereof in respect of the Business or the Purchased Assets, at the request of Purchaser, Seller will use commercially reasonable efforts to assert, or to assist Purchaser to assert, one or more claims under such insurance covering such loss, liability, or damage if Purchaser is not itself entitled to assert such claim but Seller is so entitled. In the case of any damage to or destruction of the Purchased Assets or the assets of the Acquired Subsidiaries occurring prior to Closing that is covered by insurance maintained by Seller or RII or any Affiliate, Seller shall deliver all insurance proceeds realized therefrom to Purchaser at Closing or as soon thereafter as collected by Seller or RII or any Affiliate.

      9.11. Restrictions on Hiring of Seller's Employees. Except as otherwise contemplated by this Agreement, for a period of five years following the Closing Date, H&C, H&C America, and Purchaser shall, and shall cause their respective controlled Affiliates to, refrain from encouraging, soliciting, or inducing any manager, officer, supervisor, or other employee of Parent, Seller or any controlled Affiliate of Parent or Seller to terminate his or her employment relationship with the such Person or to become employed by any Person other than any such Person.

      9.12.   Certain Tax Matters.

              (a) (i) Seller and Purchaser hereby agree to make an election under Section 338(h)(10) of the Code to treat the purchase and sale of the stock of RIMC pursuant to this Agreement as a sale of assets for federal (and, to the extent applicable,

      State and local) Income Tax purposes. Allocation of the deemed purchase price of RIMC's assets shall be determined in accordance with Section 3.3.

              (ii) Seller and Purchaser agree to (A) sign all federal, state, and local Tax Returns prepared in accordance with Sections 9.12(c) and (d) hereof and all forms and documents relating to the Section 338(h)(10) election as prepared by Purchaser; (B) do all other acts necessary to ensure that the section 338(h)(10) election is timely and effectively filed; (C) take all other actions as are required in order to give effect to the election for state and local Income Taxes purposes to the greatest extent permitted by Law; and (D) report all federal, state, and local income Taxes in a manner consistent with such election.

              (b) Any agreement between Parent, Seller, and RIMC regarding allocation or payment of Income taxes or amounts in lieu of Taxes shall be terminated at and as of the Closing.

              (c) Seller will be responsible for the preparation and filing of all Income Tax returns for RIMC for all periods as to which Income Tax returns are due after the Closing Date (including the consolidated, unitary, and combined Income Tax returns for Parent and Seller which include the operations of RIMC for any period prior to the Closing Date). Seller will make all payments required with respect to any such Tax return.

              (d) Purchaser will be responsible for the preparation and filing of all Income Tax returns for RIMC for all periods as to which Income Tax returns are due after the Closing Date (other than for Income Taxes with respect to periods for which the consolidated, unitary, and combined Income Tax returns of Seller will include the operations of Seller and RIMC). Purchaser will make all payments required with respect to any such Income Tax return; provided, however, that Parent and Seller jointly and severally agree to reimburse Purchaser concurrently therewith to the extent any payment Purchaser is making relates to the operations of RIMC for any period ending on or before the Closing Date.

      9.13. German Tax Deed. Seller and Parent will indemnify and hold Purchaser harmless from and against any Tax liability of Rheox GmbH, Bentone Chemie GmbH, and Rheox Europe S.A./N.V. in accordance with the Tax Deed in the form of Exhibit E-2.


                   ARTICLE X.  SURVIVAL AND INDEMNIFICATION

      10.1. Survival of Representations, Warranties, and Covenants.

              (a) Except as to (i) the representations and warranties contained in Sections 5.1.1, 5.1.2.A, 5.1.2.B, 5.1.3, 5.2.1, and 5.2.2, which shall survive the Closing until the expiration of the statute of limitations applicable thereto and (ii) the representations and warranties contained in
Section 5.1.23, which shall survive the Closing until the expiration of the last day on which any Tax may be validly assessed by the IRS or any other Governmental Entity against Seller, any Subsidiary, the Purchased Assets, or the Business, the representations and warranties of Seller and Parent and of H&C, H&C America, and Purchaser contained in this Agreement shall survive the Closing until the expiration of three years from the Closing Date; provided, however, that no representation or warranty shall survive the Closing if the party for whose benefit the representation of warranty is made had actual knowledge that the representation or warranty was not true when made or at the time of Closing; provided, further, that for the purposes of the preceding clause, the term "actual knowledge" as it relates to H&C, H&C America, or Purchaser shall mean the actual knowledge of Michael Parker, George Fairweather, Philip Brown, Mark Barocas, Ian Burnley, and Judith Hackitt. Any claim for indemnification with respect to any of such matters which is not asserted by notice given as herein provided relating thereto within such specified period of survival may not be pursued and is hereby irrevocably waived after such time. Any claim for an Indemnifiable Loss (as defined in Section 10.2) asserted within such period of survival as herein provided will be timely made for purposes hereof.

              (b) Unless a specified post-Closing survival period is set forth in this Agreement (in which event such specified period will control), (i) the covenants in this Agreement (other than those contained in this Article X) will survive the Closing and remain in effect for the applicable statute of limitations, (ii) the covenant contained in Section 10.3(a)(iv) shall survive until the expiration of four years from the Closing Date, and (iii) the other covenants contained in this Article X and the covenant contained in Section 9.13 shall survive indefinitely.

      10.2.   Limitations on Liability.

              (a) For purposes of this Agreement, (i) "Indemnity Payment" means any amount of Indemnifiable Losses required to be paid pursuant to this Agreement, (ii) "Indemnitee" means any Person entitled to indemnification under this Agreement, (iii) "Indemnifying Party" means any Person required to provide indemnification under this Agreement, (iv) "Indemnifiable Losses" means any and all damages, losses, liabilities, obligations, costs, and expenses, and any and all claims, demands, or suits (by any Person, including without limitation any Governmental Entity), including without limitation the costs and expenses of any and all actions, suits, proceedings, demands, assessments, judgments, settlements, and compromises relating thereto and including reasonable attorneys' fees and out-of-pocket expenses in connection therewith, and (v) "Third Party Claim" means any claim, action, or proceeding made or brought by any Person who or which is not a party to this Agreement or an Affiliate of a party to this Agreement.

              (b) Notwithstanding any other provision hereof or of any applicable Law, no Indemnitee will be entitled to make a claim under Sections 10.3(a)(i) or 10.3(b)(i) against an Indemnifying Party in respect of any breach of a representation or warranty (other than those contained in Sections 5.1.1, 5.1.2.A, 5.1.2.B, 5.1.3, 5.1.22, 5.1.23, 5.2.1, and 5.2.2), unless and until the aggregate amount of claims in respect of breaches of representations and warranties asserted for Indemnifiable Losses under Section 10.3(a)(i) or 10.3(b)(i), as applicable, exceeds $4,000,000, in which event the Indemnitee will be entitled to make a claim against the Indemnifying Party to the extent that such Indemnifiable Losses exceed $2,000,000.

              (c) Notwithstanding any other provision hereof or of any applicable Law, none of H&C, the H&C Assignees, H&C America, or Purchaser will be entitled to make a claim against Parent or Seller pursuant to Section 10.3(a)(i) in respect of a breach of any representation or warranty contained in
Section 5.1.22 or pursuant to Section 10.3(a)(iv) unless and until the aggregate amount of claims asserted for Indemnifiable Losses under such Sections exceeds $500,000, in which event the H&C, the H&C Assignees, H&C America, and Purchaser will be entitled to make a claim against Parent or Seller only to the extent of further such Indemnifiable Losses; provided, however, that any such Indemnifiable Losses under Section 10.3(a)(i) in respect of a breach of any representation or warranty contained in Section 5.1.22 or pursuant to Section 10.3(a)(iv) hereof which exceed $20,000,000 shall be borne one-half by Parent and Seller, and one-half by H&C, H&C America, and Purchaser.

              (d) No Indemnifying Party shall be liable for Indemnifiable Losses pursuant hereto (other than in respect of a breach of any representation and warranty contained in Sections 5.1., 5.1.2.A, 5.1.2.B, 5.1.3, 5.2.1 and 5.2.2
and other than pursuant to a claim for indemnification pursuant to Section 10.3(a)(iii), Section 10.3(a)(v), or pursuant to the Tax Deeds) to the extent (but only to the extent) that the aggregate amount of Indemnifiable Losses exceeds $120,000,000.

              (e) Except as otherwise expressly provided in this Agreement, all Parties acknowledge and agree that the indemnification provisions in this
Article X shall be the exclusive remedy of Purchaser, H&C, H&C America, and their Affiliates with respect to Seller, Parent and their Affiliates, and the exclusive remedy of Seller, Parent and their Affiliates with respect to Purchaser, H&C, H&C America, and their Affiliates with respect to any breach of any representation, warranty, covenant, or agreement contained in this Agreement or any certificate delivered pursuant hereto. Without limiting the generality of the foregoing sentence, Purchaser, H&C, and H&C America understand and agree that their right to indemnification under Section 10.3(a)(iv) shall constitute its sole and exclusive remedy against Seller with respect to any environmental, health, or safety matter relating to the past, current, or future facilities, properties, or operations of Seller and the Subsidiaries, and all of their respective predecessors or Affiliates, including without limitation any such matter arising under any Environmental Laws, but excluding any such matter that constitutes a Retained Liability. Subject to Purchaser's rights and remedies under this Agreement as described in the preceding sentence, Purchaser, H&C, and H&C America each hereby waives any right, whether arising at law or in equity, to seek contribution, cost recovery, damages, or any other recourse or remedy from Seller, Parent, and their respective Affiliates, and hereby release Seller, Parent, and their respective Affiliates from any claim, demand, or liability, with respect to any such environmental, health, or safety matter (including without limitation any arising under any Environmental Laws, including without limitation under the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), any analogous state law, or the common law).

      10.3.   Indemnification.

              (a) Subject to Sections 10.1 and 10.2, Seller and Parent jointly and severally agree to indemnify, defend, and hold harmless H&C, the H&C Assignees, H&C America, and Purchaser and their respective Affiliates and directors, officers, partners, employees, agents, and representatives (the "H&C Indemnified Parties") from and against any and all Indemnifiable Losses to the extent relating to, resulting from, or arising out of:

                        (i)any breach of representation or warranty of Seller or Parent under the terms of this Agreement and any certificate delivered pursuant hereto (which representations and warranties shall be deemed for the purposes of this Section 10.3(a)(i) not to include any qualification or limitation with respect to materiality (whether by reference to "Material Adverse Effect" or otherwise), whether expressed individually or in the aggregate);

                       (ii)any breach or nonfulfillment of any agreement or covenant of Seller or Parent under the terms of this Agreement and any certificate delivered pursuant hereto;

                      (iii)any Retained Liabilities;

                       (iv)subject to Section 10.5, any Environmental Claim or Remedial Action based upon the operation of Seller, the Business, or any of the Subsidiaries or any predecessor of the Seller, the Business, or any of the Subsidiaries prior to the Closing or the ownership, use, or operation at or on any of the real property owned, operated, or leased by Seller or any Subsidiary or any predecessor thereof to the extent the underlying claim is attributable to acts or omissions occurring prior to the Closing,



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





      including liability imposed strictly under Environmental Laws. For the purposes of the foregoing: "Environmental Claim" means any notice of violation, action, claim, environmental lien, demand, abatement, or other order or directive (conditional or otherwise) by any Governmental Entity or any other Person for personal injury (including sickness, disease, or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination, or other adverse effects on the environment, or for fines, penalties, or restrictions resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Substance, odor, or audible noise in, into, or onto the environment (including, without limitation, the air, soil, surface water, or groundwater) at, in, by, from, or related to any property owned, operated, or leased by the Seller or any activities or operations thereof; (ii) the transportation, storage, treatment, or disposal of Hazardous Materials in connection with any property owned, operated, or leased by the Seller or its operations or facilities; or (iii) the violation, or alleged violation, of any Environmental Law or Permit of or from any Governmental Entity relating to environmental matters connected with any property owned, leased, or operated by the Seller or any of the Subsidiaries; and "Remedial Action" means all actions, including, without limitation, any capital expenditures, required to (i) clean up, remove, treat, or in any other way address any Hazardous Material or other substance; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) bring facilities on any property owned, operated, or leased by the Seller or any Subsidiary and the facilities located and operations conducted thereon into compliance with all Environmental Laws and Environmental Permits; provided, however, no Remedial Action shall be undertaken unless required by a Governmental Authority or Environmental Laws or is necessary to achieve or maintain compliance with Environmental Laws; and

                        (v)the  transactions to be effected  pursuant to Section
      6.12 hereto and the conduct of business by RIMC prior to Closing (including without limitation, any obligations or liabilities of RIMC relating to Taxes attributable to periods ending on or prior to the Closing Date or to the pre-Closing portion of any taxable period that includes but does not end on the Closing Date).

              (b) Subject to Section 10.1 and 10.2, H&C, H&C America and Purchaser jointly and severally agree to indemnify, defend, and hold harmless Parent and Seller and their respect Affiliates and directors, officers, partners, employees, agents, and representatives from



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





and against any and all Indemnifiable Losses to the extent relating to, resulting from, or arising out of:

                        (i)any breach of representation or warranty of H&C, H&C America or Purchaser under the terms of this Agreement and any certificate delivered pursuant hereto;

                       (ii)any breach or nonfulfillment of any agreement or covenant of H&C, H&C America or Purchaser under the terms of this Agreement and any certificate delivered pursuant hereto; and

                      (iii)any Assumed Liabilities.

      10.4.   Defense of Claims.

              (a) If any Indemnitee receives notice of assertion or commencement of any Third Party Claim against such Indemnitee with respect to which an Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 10 calendar days after receipt of such notice of such Third Party Claim. Such notice will describe the Third Party Claim in reasonable detail, will include copies of all material written evidence thereof, and will indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in, or, by giving written notice to the Indemnitee, to assume, the defense of any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (reasonably satisfactory to the Indemnitee), and the Indemnitee will cooperate in good faith in such defense.

              (b) If, within 10 calendar days after giving notice of a Third Party Claim to an Indemnifying Party pursuant to Section 10.4(a), an Indemnitee receives written notice from the Indemnifying Party that the Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in the last sentence of Section 10.4(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within 10 calendar days after receiving written notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps or if the Indemnifying Party has not undertaken fully to indemnify the Indemnitee in respect of all Indemnifiable Losses relating to the matter, the Indemnitee may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs or expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any



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





settlement of any Third Party Claim which would lead to liability or create any obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder.

              (c) A failure to give timely notice or to include any specified information in any notice as provided in Sections 10.4(a) or 10.4(b) will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was actually prejudiced as a result of such failure.

              (d) The Indemnifying Party will have a period of 30 calendar days within which to respond in writing to any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "Direct Claim"). If the Indemnifying Party does not so respond within such 30 calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee on the terms and subject to the provisions of this
Article X.

              (e)  If  the  amount  of  any  Indemnifiable  Loss,  at  any  time subsequent to the making of an Indemnity Payment, is reduced by recovery, settlement, or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement, or payment by or against any other Person, the amount of such reduction, less any costs, expenses, premiums or taxes incurred in connection therewith will promptly be repaid by the Indemnitee to the Indemnifying Party. Upon making any Indemnity Payment the Indemnifying Party will, to the extent of such Indemnity Payment, be subrogated to all rights of the Indemnitee against any Person that is not an Affiliate of the Indemnitee in respect of the Indemnifiable Loss to which the Indemnity Payment related; provided, however, that (i) the Indemnifying Party shall then be in compliance with its obligations under this Agreement in respect of such Indemnifiable Loss and (ii) until the Indemnitee recovers fully payment of its Indemnifiable Loss, any and all claims of the Indemnifying Party against any such Person on account of said Indemnity Payment will be subrogated and subordinated in right of payment to the Indemnitee's rights against such Person. Without limiting the generality or effect of any other provision hereof, each such Indemnitee and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights.

      10.5.   Conduct of Remedial Actions.

              (a) The obligations of Seller and Parent to indemnify the H&C Indemnified Parties for any Remedial Action pursuant to Sections 10.3(a)(i) (as it relates to a breach of any representation or warranty contained in Section 5.1.22) or 10.3(a)(iv) hereof shall be subject to the following:



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





                        (i)any Remedial Action (1) must be required by a Governmental Authority or Environmental Laws or be necessary to achieve or maintain compliance with Environmental Laws; (2) shall be performed in a commercially reasonable, cost-effective manner; and (3) shall use cleanup criteria no more stringent than (A) if specific applicable cleanup criteria are specified by applicable Environmental Laws, that specific cleanup criteria, or (B) otherwise, cleanup criteria that are commercially reasonable and appropriate to comply with applicable Environmental Laws (in all cases where permitted and appropriate such cleanup criteria shall be that applicable to real property that is used for industrial purposes);

                       (ii)if a need for Remedial Action arises, Purchaser shall provide Seller notice thereof as soon as reasonably practicable under the circumstances; provided, however that the failure to give such notice to Seller should not affect the obligations hereunder unless Seller has been materially prejudiced as a result thereof; and

                      (iii)prior  to the  commencement  of any Remedial  Action,
      Purchaser shall provide Seller with a plan as to its intended course of action. Seller shall have the right to review such plan with Purchaser, to consult with Purchaser with respect to the finalization and implementation of such plan and, if Seller does not concur in Purchaser's proposed plan of action, to provide alternative proposals for the undertaking and completion of such Remedial Action. Notwithstanding the foregoing, if Purchaser and Seller, after due consultation, cannot agree as to the method of proceeding, or the reasonable costs and expenses to be incurred in connection therewith, Purchaser shall have the right to assume the obligation to complete such Remedial Action, which is subject to indemnification hereunder.

              (b) The party conducting the Remedial Action shall (i) comply in all material respects with Environmental Laws, (ii) in a timely manner, but no less often than once every three months, provide the other party with progress reports with respect to the Remedial Action, and (iii) provide the other party with all substantive correspondence to or from any Governmental Authority, all reports, all sampling results, and all other relevant and significant documents relating to the Remedial Action and endeavor to provide the other party with the opportunity to participate in any material discussions with such Governmental Authority.

              (c) Any party incurring costs hereunder, a portion of which is to be paid by another party hereto (for purposes of this Section 10.5, an "Obligated Party") pursuant to Article X, shall deliver to the Obligated Party, on a quarterly basis, invoices for any Remedial Action effected during such quarterly period, along with appropriate back-up documentation, setting forth in reasonable detail the work done during such period and a detailed break-down



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





of the fees and expenses incurred in connection therewith and included in such invoice. The Obligated Party shall pay such invoices within 30 days after receipt thereof, except with respect to any portion thereof which they claim by written notice to the other party, delivered within 20 days after receipt of any such invoice, does not conform to the terms of this indemnification plus, in the event payment is not made within such 30 day period as required hereby, interest thereon at a rate of seven percent (7%) per annum, accruing daily and compounding annually.

              (d) With respect to any invoices disputed by an Obligated Party hereunder, the parties shall use reasonable efforts to resolve such matter or matters on or before the due date of the relevant invoice; if the parties cannot resolve any such dispute, said matters shall be referred for resolution to an independent engineering consulting firm mutually agreed upon by the parties, whose determination with respect to any such disputed matters shall be final and binding upon Parent, Seller, H&C and Purchaser.

      10.6. Adjustment to Purchase Price. Any Indemnity Payment hereunder shall be treated as an adjustment to the Purchase Price.


                           ARTICLE XI.  TERMINATION

      11.1. Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Closing, if, in the case of a termination pursuant to Section 11.1(b), 11.1(d), or 11(e) the party seeking to terminate is not then in material default or breach of any representations, warranties, covenants, or agreements contained in this
Agreement:

              (a) By the mutual written consent of H&C, H&C America, Purchaser, Parent, and Seller;

              (b) By H&C, H&C America, and Purchaser, on the one hand, or Parent and Seller, on the other hand, if the Closing shall not have occurred on or before February 20, 1998;

              (c) By H&C, H&C America, and Purchaser, on the one hand, or Parent and Seller, on the other hand, if there shall have been entered a final, nonappealable order or injunction of any Governmental Entity restraining or prohibiting the consummation of the transactions contemplated hereby or any material part thereof;

              (d) By H&C, H&C America, and Purchaser by giving written notice to Seller at any time prior to the Closing in the event (A) Seller has within the then



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      previous  15  business  days given  Buyer any notice  pursuant  to Section
      6.3(b) above and (B) the development that is the subject of the notice, together with any developments that are or were the subject of any prior notice pursuant to Section 6.3(b) (whether or not such prior notices were given during the previous 15 business days), has had or could reasonably be expected to have a Material Adverse Effect; or

              (e) By H&C, H&C America, and Purchaser, on the one hand, or Parent and Seller, on the other hand, if, prior to the Closing Date, the other party is in breach in any material respect of any representation, warranty, covenant, or agreement herein contained (other than a representation and warranty which is subject to the notice provisions of
      Section 6.3(b) and the termination provisions of Section 11.1(d) above) and such breach shall not be cured within 5 business days of the date of notice of breach served by the party claiming such breach.

      11.2. Effect of Termination. If this Agreement is validly terminated pursuant to Section 11.1, this Agreement, except for the provisions of Sections 6.7, 11.2, 12.3, 12.4, 12.5, 12.6, 12.7, 12.8, 12.9, 12.12, 12.13, 12.14, 12.15,
and 12.17, shall become null and void and of no further force and effect and all obligations of the parties hereto shall terminate and there shall be no liability or obligation of any party hereto, except that nothing in this Section
11.2 shall relieve any party from liability for its default under or breach of any of its representations, warranties, covenants, or agreements under this Agreement prior to its termination.


                    ARTICLE XII.  MISCELLANEOUS PROVISIONS

      12.1. Specific Performance. The parties recognize that if any other party refuses to perform under the provisions of this Agreement, monetary damages alone will not be adequate to compensate such party for its injuries. Each party shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement. If any action is brought to obtain specific performance of the terms of this Agreement, the parties against whom such action is brought shall waive the defense that there is an adequate remedy at Law. In the event of a default which results in the filing of a lawsuit for damages, specific performance, or other remedies, the prevailing party shall be entitled to reimbursement by the non-prevailing party of reasonable legal fees and expenses incurred by them.

      12.2. Notices. All notices and other communications required or permitted hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer or one business day after having been dispatched by an internationally recognized



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overnight  courier  service  (providing  regular  international  service) to the appropriate party at the address specified below:

              (a)    If to Parent or Seller, to:

                     c/o NL Industries, Inc.
                     16825 Northchase Drive
                     Suite 1200
                     Houston, Texas  77060
                     Facsimile No.:  (281) 423-3333
                     Attention:  David B. Garten, Esq.

                     with a copy to:

                     Bartlit Beck Herman Palenchar & Scott
                     511 Sixteenth Street, Suite 700
                     Denver, Colorado  80202
                     Facsimile No.:  (303) 592-3140
                     Attention:  James L. Palenchar, Esq.

              (b) If to H&C America or Purchaser, to:

                     Harrisons & Crosfield (America) Inc.
                     900 Market Street
                     Suite 200
                     Wilmington, Delaware  19801
                     Facsimile:     (401) 732-2995
                     Attention:  Mark Barocas

              (c) If to H&C, to:

                     Harrisons & Crosfield plc
                     One Great Tower Street
                     London EC3R 5AH
                     Facsimile No.:  011-44-171-711-1473
                     Attention:  Philip Brown




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





                     with copies to:

                     Weil, Gotshal & Manges LLP
                     767 Fifth Avenue
                     New York, New York  10153
                     Facsimile No.: 212-310-8007
                     Attention:  Jeffrey J. Weinberg, Esq.

or to such other address or addresses as any such party may from time to time designate as to itself by like notice.

      12.3. Expenses. Except as otherwise expressly provided in this Agreement, Parent and Seller will pay any expenses incurred by it or any of the Subsidiaries incident to this Agreement and in preparing to consummate and consummating the transactions provided for herein. H&C, H&C America and Purchaser will pay any expenses incurred by them incident to this Agreement and in preparing to consummate and consummating the transactions provided for herein.

      12.4. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any party without the prior written consent of the other party which shall not be unreasonably withheld; provided, however, that (a) nothing in this Agreement is intended to limit Purchaser's ability to sell or to transfer any or all of the Purchased Assets following the Closing Date, (b) prior to the Closing, upon notice to Seller, Purchaser may assign or delegate to any direct or indirect wholly owned subsidiary of H&C America, H&C, or Purchaser the right to acquire part or all of the Purchased Assets and its obligation to assume any Assumed Liabilities in connection therewith provided that H&C and H&C America jointly and severally guarantee the performance of such assignee or delegatee, (c) prior to Closing, H&C shall notify Parent and Seller of the H&C Assignee(s) which have been designated by it to purchase the Acquired Subsidiaries, and (d) each of H&C, the H&C Assignees, H&C America and Purchaser may make a collateral assignment of its rights under this Agreement to any lender who provides funds to H&C, the H&C Assignees, H&C America and Purchaser for the acquisition of the Purchased Assets provided that the rights of Seller and Parent under this Agreement are not diminished or their obligations increased in any way by such collateral assignment. Seller agrees to execute acknowledgments of such assignment(s) and collateral assignments reflecting all of the conditions of such assignment(s) and collateral assignments in such forms as H&C, H&C America and Purchaser or H&C, H&C America's or Purchaser's lender(s) may from time to time reasonably request. In the event of such a proposed assignment by H&C, H&C America and Purchaser, the provisions of this Agreement shall inure to the benefit of and be binding upon H&C's, H&C America's and Purchaser's assigns.



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      12.5.  Waiver.  Purchaser  (on behalf of itself,  H&C and H&C America) and
Seller (on behalf of itself, Parent, and RII) by written notice to the other referring to this Agreement may (a) extend the time for performance of any of the obligations of the other under this Agreement, (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered in connection herewith, (c) waive compliance with any of the conditions or covenants of the other contained in this Agreement, or (d) waive or modify performance of any of the obligations of the other under this Agreement; provided, however, that no such party may, without the prior consent of the other party in a writing referring to this Agreement, make or grant such
extension  of  time,  waiver  of  inaccuracies,   or  compliance  or  waiver  or
modification  of  performance  with  respect  to its (or any of its  Affiliates)
representations, warranties, conditions, or covenants hereunder. Except as provided in the immediately preceding sentence, no action taken pursuant to this Agreement will be deemed to constitute a waiver of compliance with any
representations,   warranties,   conditions,  or  covenants  contained  in  this
Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

      12.6. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto and any other documents and instruments delivered pursuant hereto) supersedes any other agreement, whether written or oral, that may have been made or entered into by any party or any of their respective Affiliates (or by any director, officer, or representative thereof) relating to the matters contemplated hereby. This Agreement (together with the Exhibits and Schedules hereto and any other documents and instruments delivered pursuant hereto) constitutes the entire agreement by and among the parties hereto and there are no agreements or commitments by or among such parties or their Affiliates except as expressly set forth herein.

      12.7. Amendments and Supplements. This Agreement may be amended or supplemented at any time by additional written agreements referring to this Agreement signed by the parties hereto.

      12.8. Rights of the Parties. Except as provided in Articles II, IX and X or in Section 12.4, nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any person or entity other than the parties hereto and their respective Affiliates any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

      12.9. Brokers. H&C, H&C America and Purchaser agree to jointly and severally indemnify and hold harmless Parent and Seller, and Seller and Parent agree to jointly and severally indemnify and hold harmless H&C, H&C America and Purchaser, from and against any liability, claim, loss, damage, or expense incurred by H&C, H&C America and Purchaser or by Parent and Seller, respectively, relating to any fees or commissions owed or allegedly



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owed to any broker, finder, or financial advisor as a result of actions taken by
H&C, H&C America or Purchaser or by Parent or Seller, respectively, in connection with this Agreement or the transactions contemplated hereby.

      12.10. Further Assurances. From time to time, as and when requested by either party, the other party will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

      12.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed entirely in the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws.

      12.12. Severability. The parties agree that if one or more provisions contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable Law, this Agreement shall be construed with the invalid, illegal, or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

      12.13. Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

      12.14. Titles and Headings. Titles and headings to sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

      12.15. Passage of Title and Risk of Loss. Legal title, equitable title, and risk of loss with respect to the Purchased Assets will not pass to Purchaser (or the H&C Assignees, as applicable) until such Purchased Assets are transferred at the Closing, which transfer, once it has occurred, will be deemed effective for tax, accounting, and other computational purposes as of the time of the close of business at on the Closing.

      12.16.  Certain Interpretive Matters and Definitions.

              (a) Unless the context otherwise requires, (i) all references to Sections, Articles, Schedules, or Exhibits are to Sections, Articles, Schedules, or Exhibits of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iv) "or" is disjunctive but not necessarily exclusive, (v) words in the



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singular  include  the  plural  and vice  versa,  (vi) the term  "affiliate"  or
"Affiliate" has the meaning given to such term in Rule 12b-2 of Regulation 12B under the 1934 Act, (vii) the phrase "liabilities" shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, whether fixed or contingent, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured, (viii) the word "including" and similar terms following any statement will not be construed to limit the statement to matters listed after such word or term, whether a phrase of nonlimitation such as "without limitation" is used, (ix) the term "person" or "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, or other form of business or legal entity or Governmental Entity and (x) references to any State of Delaware or United States legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any other legal concept shall, in respect of any foreign jurisdiction, be deemed to include the legal concept which most nearly approximates in that jurisdiction to the State of Delaware or United States legal term. All references to "$" or dollar amounts will be to lawful currency of the United States of America.

              (b) No provision of this Agreement will be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which either such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.


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                             * * * * * * * * * * *


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.




                                 NL INDUSTRIES, INC.

                                 By:    /s/ Joseph S. Compofelice
                                 Name:  Joseph S. Compofelice
                                 Title: Vice President & Chief Financial Officer


                                 RHEOX, INC.

                                 By:    /s/ Lawrence A. Wigdor
                                 Name:  Lawrence A. Wigdor
                                 Title: President


                                 RHEOX INTERNATIONAL, INC.

                                 By:    /s/ Lawrence A. Wigdor
                                 Name:  Lawrence A. Wigdor
                                 Title: President



                                 HARRISONS & CROSFIELD (AMERICA) INC.

                                 By:     /s/ Mark L. Barocas
                                 Name:   Mark L. Barocas
                                 Title:  President









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                            HARRISONS & CROSFIELD PLC

                            By:     /s/ Philip Damian Brown
                            Name:   Philip Damian Brown
                            Title:  Company Secretary


                            ELEMENTIS ACQUISITION 98, INC.

                            By:     /s/ Mark L. Barocas
                            Name:   Mark L. Barocas
                            Title:  President





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